Exhibit 4.6

CARDINAL HEALTH 401(k) SAVINGS PLAN

Amended and Restated Effective as of January 1, 2016

i

SECTION 1.37	SPOUSE	14
SECTION 1.38	TOTAL DISABILITY/TOTALLY DISABLED	14
SECTION 1.39	TRANSFER ACCOUNT	14
SECTION 1.40	TREASURY REGULATIONS	14
SECTION 1.41	TRUST	14
SECTION 1.42	TRUST FUND	14
SECTION 1.43	TRUSTEE	14
SECTION 1.44	VALUATION DATE	15
SECTION 1.45	TERMS DEFINED ELSEWHERE	15

ARTICLE II ELIGIBILITY AND PARTICIPATION		17

SECTION 2.01	ELIGIBILITY	17
SECTION 2.02	PARTICIPATION UPON RE-EMPLOYMENT	17
SECTION 2.03	ENROLLMENT	17
SECTION 2.04	TRANSFER BETWEEN PARTICIPATING EMPLOYERS	17
SECTION 2.05	TRANSFERS BETWEEN CLASSES OF EMPLOYEES	17

ARTICLE III CONTRIBUTIONS		18

SECTION 3.01	INDIVIDUAL ACCOUNTS	18
SECTION 3.02	EMPLOYER CONTRIBUTIONS	18
SECTION 3.03	EMPLOYER AND SPECIAL CONTRIBUTION ALLOCATIONS AND ACCRUAL OF BENEFIT	18
SECTION 3.04	PARTICIPANT CONTRIBUTIONS	20
SECTION 3.05	MATCHING CONTRIBUTIONS	23
SECTION 3.06.	CHANGES AND SUSPENSIONS OF COMPENSATION DEFERRAL CONTRIBUTIONS, ROTH CONTRIBUTIONS, CATCH-UP CONTRIBUTIONS AND ROTH CATCH-UP CONTRIBUTIONS	24
SECTION 3.07	MATCHING AND QUALIFIED MATCHING CONTRIBUTIONS	25
SECTION 3.08	MATCHING CONTRIBUTION ALLOCATION AND ACCRUAL OF BENEFIT	26
SECTION 3.09	VOLUNTARY EMPLOYEE NONDEDUCTIBLE CONTRIBUTIONS	26
SECTION 3.10	QUALIFIED NON-ELECTIVE CONTRIBUTIONS	27
SECTION 3.11	TIME OF PAYMENT OF CONTRIBUTION	17
SECTION 3.12	ALLOCATION OF FORFEITURES	17
SECTION 3.13	ROLLOVER CONTRIBUTIONS	17
SECTION 3.14	RETURN OF CONTRIBUTIONS	28
SECTION 3.15	FURTHER REDUCTIONS OF CONTRIBUTIONS	28

v

CARDINAL HEALTH 401(K) SAVINGS PLAN
Cardinal Health, Inc., an Ohio corporation, hereby amends and restates in its entirety the Cardinal Health 401(k) Savings Plan, generally effective as of January 1, 2016, unless otherwise stated herein. The Plan, originally adopted effective as of March 25, 1987 and formerly known as the Cardinal Health Profit Sharing, Retirement and Savings Plan, was previously restated as of July 1, 1998, January 1, 2005 and January 1, 2006. Effective April 10, 2007, the domestic entities of the Pharmaceutical Technologies and Services business segment ("PTS") were sold by Cardinal Health as provided in the Purchase and Sale Agreement by and between Cardinal Health and Phoenix Charter LLC, dated January 25, 2007 and ceased to be Related Employers that maintain the Plan. Plan participants who were employees of PTS ("Divested PTS Participants") accordingly ceased active participation in the Plan as of that date and became Former Participants entitled to a distribution from the Plan. Effective January 1, 2009, the Plan was amended to designate the Cardinal Health common stock investment option as an Employee Stock Ownership Plan. In connection with the spinoff of CareFusion Corporation ("CareFusion") effective August 31, 2009, CareFusion employees ceased to be Employees eligible to participate under the terms of the Plan. Plan participants who were employees of CareFusion accordingly ceased active participation in the Plan as of that date and became Former Participants entitled to a distribution from the Plan.
The provisions of this amended and restated Plan shall apply solely to an Employee whose employment with the Employer terminates on or after the Effective Date, except as provided below. An Employee whose employment with the Employer terminates prior to the Effective Date shall be entitled to a benefit, if any, as determined under the provisions of the Plan or appropriate plans that merged into the Plan (the “Merging Plans”) in effect on the date his employment terminated, except that such persons shall be subject to (i) the general administrative provisions of the Plan, including, for example, the claims procedure, participant direction of investments, direct rollover provisions, and statute of limitations, (ii) any provision of the Plan required by the Code, ERISA or other legislative or regulatory pronouncements to be effective prior to the Effective Date (and only to the extent so required), and (iii) any provisions of the Plan as otherwise provided herein.
The Employer intends that the Plan be in good faith compliance with the requirements of the Pension Protection Act of 2006 ("PPA"), Heroes Earnings Assistance and Relief Act of 2008 ("Heart Act"), Worker, Retiree, Employer Recovery Act of 2008 ("WRERA"), the Small Business Jobs Act of 2010 (“SBJA”), and the American Taxpayer Relief Act of 2012 (collectively the “Legislation”) and is to be construed in accordance with the Legislation and guidance issued thereunder. Unless otherwise specifically provided by the terms of the Plan, this document is effective with respect to each change made to satisfy the provisions of (i) the Legislation, (ii) any other change in the Code or ERISA, or (iii) regulations, rulings, or other published guidance issued under the Code or ERISA, with respect to any plan directly or indirectly merged (including a transfer of assets and liabilities from any plan in accordance with section 414(l) of the Code) into the Plan as of the first day of the first period with respect to which such change became required because of such provision (including any day that became such as a result of an election or waiver and including for periods prior to the merger to the extent so required). Accordingly, the Plan is also an amendment to any plan directly or indirectly merged into the Plan but only with respect to such compliance amendments and shall not be construed to expand the definition of "Eligible Employee," change contribution amounts, or otherwise change any substantive provision of any plan merged into the Plan that is not directly affected by a compliance amendment prior to the merger date.
The Employer intends that the Plan be qualified under Section 401(a) of the Code, with a cash or deferred arrangement qualified under Section 401(k) of the Code and a trust exempt from taxation under Section 501(a) of the Code. Pursuant to the requirements of Code Section 401(a)(27), the Employer intends that the Plan be a profit sharing plan. In addition, pursuant to Sections 401(k)(12) and 401(m)(11), the Employer intends that the Plan be a safe harbor 401(k) plan, and that the Employer Common Stock Fund shall continue to be designated as an Employee Stock Ownership Plan ("ESOP") within the meaning of Code Section 4975(e). In this amendment and restatement, the Employer intends to continue the maintenance of a safe harbor 401(k) plan, and provision for the Merging Plans previously maintained as separate plans, effective as of the dates specified in Schedule I to the Plan.

ARTICLE I
DEFINITIONS
Each word and phrase defined in this Article I shall have the following meaning whenever such word or phrase is capitalized and used herein unless a different meaning is clearly required by the context of this agreement.
Section 1.01    Account. The separate bookkeeping account that the Plan Administrator shall maintain for a Participant pursuant to Section 9.06 of this Plan.
Section 1.02    Accounting Date. The last day of the Plan Year.
Section 1.03    Beneficiary. A person, including any individual, estate or other entity, designated by a Participant who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan shall remain a Beneficiary under the Plan until the Trustee has fully distributed his benefit to him. A Beneficiary's right to (and the Plan Administrator's duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until he first becomes entitled to receive a benefit under the Plan.
Section 1.04    Board. The board of directors of Cardinal Health, Inc. or a committee thereof acting on its behalf.
Section 1.05    Catch-Up Account. That portion of a Participant's Compensation Deferral Account credited with Catch-Up Contributions under Section 3.04(B) and adjustments relating thereto.
Section 1.06    Code. The Internal Revenue Code of 1986, as it may be amended from time to time.
Section 1.07    Company. Cardinal Health, Inc., an Ohio corporation.
Section 1.08    Compensation. For periods on and after January 1, 2016:

A.
Compensation. Except as otherwise provided on Schedule IV to the Plan, the Employee’s Compensation is determined pursuant to Treas. Reg. 1.415(c)-2(d)(2) as follows: Compensation means the Employee’s wages, salaries, fees for professional services and other amounts received (whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code Section 125(a) (relating to a cafeteria plan), including any amounts not available to a participant in cash in lieu of group health coverage because the participant is unable to certify that he or she has other health coverage as provided in Revenue Ruling 2002-27, Code Section 132(f)(4) (relating to a qualified transportation fringe benefit plan), Code Section 402(e)(3) (relating to Code Sections 401(k) and 403(b) arrangements), Code Section 402(h)

(1)(B) (relating to a simplified employee pension), Code Section 402(k) (relating to simple retirement accounts), or Section 457(b) (relating to eligible deferred compensation plans). These amounts include, but are not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Treasury Regulation Section 1.62-2(c)). In the case of an Employee who is an Employee within the meaning of Code Section 401(c)(1) and Treasury Regulations promulgated under Code Section 401(c)(1), Compensation means the Employee’s earned income (as described in Code Section 401(c)(2) and Treasury Regulations promulgated under Code Section 401(c)(2)), plus amounts that would have been received and includible in gross income but for an election under Code Section 125(a) (relating to a cafeteria plan), including any amounts not available to a participant in cash in lieu of group health coverage because the participant is unable to certify that he or she has other health coverage as provided in Revenue Ruling 2002-27, Code Section 132(f)(4) (relating to a qualified transportation fringe benefit plan), Code Section 402(e)(3) (relating to Code Sections 401(k) and 403(b) arrangements), Code Section 402(h)(1)(B) (relating to a simplified employee pension), Code Section 402(k) (relating to simple retirement accounts), or Code Section 457(b) (relating to eligible deferred compensation plans).
In addition, Compensation includes compensation paid by the Employer to an Employee through another person under the common paymaster provisions of Code Sections 3121(s) and 3306(p). Compensation shall also include any differential wage payments (as defined in Code Section 3401(h)(2)) from the Employer, as required by Code Section 414(u)(12), as amended by the Heart Act.
Notwithstanding the foregoing, "Compensation" does not include the following:

(i)
Employer contributions (other than elective contributions described in Code Section 402(e)(3) (relating to Code Sections 401(k) and 403(b) arrangements), Code Section 408(k)(6) (relating to a simplified employee pension), Code Section 408(p)(2)(A)(i) (relating to simple retirement accounts) or Code Section 457(b) (relating to eligible deferred compensation plans)) made by an Employer to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), and whether or not qualified) to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, and any distributions from a plan of deferred compensation (whether or not qualified), regardless of whether such amounts are includible in the gross income of the Employee when distributed.

(ii)	Amounts realized from the exercise of a nonstatutory option (which is an option other than a statutory option as defined in Treasury Regulation Section

1.421-1(b)), or when restricted stock or other property held by an Employee either become freely transferable or are no longer subject to a substantial risk of forfeiture.

(iii)	Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Treasury Regulation Section 1.421-1(b)).

(iv)
Other amounts that receive special tax benefits such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code Section 125).

(v)	Other items of remuneration that are similar to any of the items listed in paragraphs (i) through (iv).

(vi)	Amounts described in Code Section 104(a)(3), 105(a), or 105(h), but only to the extent that these amounts are includible in the gross income of the Employee.

(vii)
Amounts paid or reimbursed by the Employer for moving expenses incurred by the Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code Section 217.

(viii)
The value of a nonstatutory option (which is an option other than a statutory option as defined in Treasury Regulation Section 1.421-1(b)) granted to the Employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted.

(ix)	The amount includible in the gross income of the Employee upon making the election described in Code Section 83(b).

(x)	Amounts that are includible in the gross income of the Employee under the rules of Code Section 409A or Section 457(f)(1)(A) or because the amounts are constructively received by the Employee.
Any reference in this Plan to Compensation is a reference to the definition in this Section 1.08, unless the Plan reference specifies a modification to this definition. The Plan Administrator will take into account only Compensation actually paid for the relevant period.

B.
Compensation Limit. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provisions of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the "Compensation Limitation" under Code Section 401(a)(17) in effect for the applicable Determination Period as defined herein. Effective January 1, 2015, and continuing for 2016, the Compensation Limitation is $265,000, and is subject to cost of living adjustments in future years in accordance with Code Section 401(a)(17)

(B) and applicable statutory changes. Any such cost of living adjustment or statutory change in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (the "Determination Period") beginning in such calendar year. For example, since the Compensation Determination Period for Employer Contributions as provided in Section 3.03 begins on July 1, the Compensation Limitation in effect for the calendar year in which such July 1 occurs is used for the Employer Contributions made for that Compensation Determination Period. If a Determination Period consists of fewer than 12 months, the Compensation Limitation will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12. Any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the Compensation Limitation set forth in this provision; provided, however, that no proration is required merely because the amount of elective contributions (within the meaning of Treasury Regulation Section 1.401(k)-6), matching contributions (within the meaning of Treasury Regulation Section 1.401(m)-5) or employee contributions (within the meaning of Treasury Regulation Section 1.401(m)-5) that is contributed for each pay period during a plan year is determined separately using compensation for that pay period.

C.
Post-Severance Compensation. Compensation must be paid or treated as paid to the Employee before the Employee's Severance from Employment with the Employer. Notwithstanding the immediately preceding sentence, Compensation shall include Post-Severance Compensation paid by the later of: (i) two and one-half (2½) months after Severance from Employment with the Employer; or (ii) the end of the Plan Year that includes the date of the Employee's Severance from Employment with the Employer. "Post-Severance Compensation" means payments that would have been included in the definition of Compensation if they were paid prior to the Employee's Severance from Employment and the payments are regular Compensation for Services during the Employee’s regular working hours, or Compensation for Services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, but only if the payments would have been paid to the Employee if the Employee had continued in employment with the Employer. Any payments not described in the preceding sentence are not considered Post-Severance Compensation if paid after Severance from Employment, except for payments (i) to an individual who does not currently perform services for the Employer by reason of Qualified Military Service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering Qualified Military Service; or (ii) to any Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)) if the Participant is not a Highly Compensated Employee immediately before becoming disabled.

Section 1.09    Compensation Deferral Account. That portion of a Participant's Account credited with Compensation Deferral Contributions under Section 3.04(A) and Catch-Up Contributions under Section 3.04(B), and adjustments relating thereto.

Section 1.10    Effective Date. January 1, 2016, the date on which the provisions of this amended and restated Plan become effective, except as otherwise provided herein. In addition, some provisions of Schedule IV to the Plan may be subject to a different Effective Date, as specified therein.
Section 1.11    Eligible Employee. Any Employee of a participating Employer other than (a) an Employee who may be excluded from participation pursuant to Code Section 410(b)(3) as a nonresident alien or as an Employee covered by a collective bargaining agreement recognized as such under applicable federal labor law and that does not expressly provide for participation in the Plan by Employees covered thereunder; (b) an Employee who is (i) a resident of Puerto Rico, (ii) working in Puerto Rico, (iii) paid through the payroll of a Puerto Rico location of the Company or a Related Employer, and (iv) eligible to participate in the Cardinal Health 401(k) Savings Plan for Employees of Puerto Rico; (c) an Employee of an Employer (including, but not limited to, Cardinal Health 109, Inc.) classified as a non-regular "PRN" or on-call Employee; or (d) an Employee who is a student or recent graduate hired on a short-term basis as an intern who is undergoing supervised practical training. An Eligible Employee may become a Participant in the Plan pursuant to the requirements of Article II. An ineligible Employee who becomes an Eligible Employee shall immediately become a Participant in the Plan as provided in Section 2.05 and his Period of Service while in an ineligible position shall count as Service under the Plan.
Section 1.12    Employee. Any person who, on or after the Effective Date, is receiving remuneration for personal services rendered to the Employer (or any other employer required to be aggregated with the Employer under Sections 414(b), (c), (m) or (o) of the Code) as a common law employee (or who would be receiving such remuneration except for an authorized leave of absence). The term shall not include any individual providing services to an Employer as a consultant, independent contractor or Leased Employee deemed to be an employee of any employer described in the previous sentence, as provided in Sections 414(n) and (o) of the Code, nor any person employed by the Employer solely as a Director. An individual excluded from participation by reason of independent contractor or Leased Employee status, if determined by the Company or in accordance with law to be a common law employee, shall be recharacterized as an Employee under the Plan as of the date of such determination, unless an earlier date is necessary to preserve the tax qualified status of the Plan. Notwithstanding such general recharacterization, such person shall not be considered an Eligible Employee for purposes of Plan participation, except to the extent necessary to preserve the tax qualified status of the Plan.
An Employee also includes any individual in Qualified Military Service (as defined in Code Section 414(u)) who is receiving differential wage payments (as defined in Code Section 3401(h)(2)) from the Employer solely for the purposes of providing contributions, benefits and service credit with respect to Qualified Military Service, as applicable. "Qualified Military Service" means any service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code) by any individual if such individual is entitled to re-employment rights under such Chapter with respect to such service.
Section 1.13    Employer(s). The Company and any Related Employer during the period such other employer is a Related Employer to the Company. A Related Employer shall become a participating Employer in the Plan upon written action of the Related Employer, effective as of the date provided in such action. For purposes of clarity, no foreign subsidiary is a Related Employer. A Related Employer shall cease to be an Employer on the date such entity ceases to qualify as a Related Employer to the Company, unless the Related Employer continues to maintain the Plan with the consent of the Company. Notwithstanding the foregoing, CareFusion and its subsidiaries ceased to be classified as Employers under the terms of the Plan, effective as of August 31, 2009, one day prior to the day that CareFusion and its subsidiaries ceased to be classified as Related Employers under the terms of the Plan. Whenever the terms of this Plan authorize the Employer or the Company to take any action, such action shall be considered properly authorized if taken by the Board, the Chairman of the Board, any committee of the Board, or any other person to whom authority has been delegated by the foregoing.
Section 1.14    Employer Contribution Account. That portion of a Participant's Account credited with Employer Contributions under Sections 3.02 and 3.03, and adjustments relating thereto.
Section 1.15    ERISA. The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
Section 1.16    Former Participant. A Participant who has transferred to a classification of Employees ineligible to participate in the Plan, or a Participant whose employment with the Employer has terminated but who has a vested Account balance under the Plan that has not been paid in full and, therefore, is continuing to participate in the allocation of Income of the Trust Fund.
Section 1.17    Highly Compensated Employee. Any Employee who:

A.	at any time during the current Plan Year or the preceding Plan Year was a five percent owner of the Employer as defined in Code Section 416(i); or

B.	for the preceding Plan Year:

(i)	received more than $120,000 (for 2015 and thereafter adjusted pursuant to Section 414(q)(1) of the Code) in annual Compensation from the Employer; and

(ii)	was in the top 20% of Employees when ranked on the basis of Compensation for the preceding Plan Year.
Highly Compensated Employees include highly compensated former Employees. A former Employee will be treated as a Highly Compensated Employee for a determination year if such Employee had a separation year (i.e., the year in which the Employee separated from Service or was deemed to have separated) prior to the determination year, and was a Highly Compensated Employee for either the separation year or any Plan Year ending on or after the Employee's 55th birthday, in accordance with the rules for determining Highly Compensated Employee status in effect for that determination year and in accordance with applicable Treasury Regulations and IRS Notice 97-45.

For purposes of this Section, "Compensation" means Compensation as defined in Section 1.08; and Related Employers to the Employer shall be treated as a single employer with the Employer. The determination of who is Highly Compensated shall be made in accordance with Code Section 414(q) and applicable Treasury Regulations promulgated thereunder.
Section 1.18    Income. The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund as of any date, assets shall be valued on the basis of their most recently available fair market value.
Section 1.19    Leased Employee. Any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person ("Leasing Organization"), has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, which services are performed under the primary direction or control of the Employer. Contributions or benefits provided to a Leased Employee by the Leasing Organization that are attributable to services performed for the Employer shall be treated as provided by the Employer. If applicable, Compensation under Section 1.08 includes compensation from the Leasing Organization that is attributable to services performed for the Employer.
A Leased Employee shall not be considered an Employee of the Employer if (a) such employee is covered by a money purchase pension plan providing: (i) a nonintegrated employer contribution rate of at least ten percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement that are excludible from the employee's gross income under Section 125, Section 132(f)(4), Section 402(e)(3), Section 402(h) or Section 403(b) of the Code, (ii) immediate participation, and (iii) full and immediate vesting; and (b) leased employees do not constitute more than 20% of the Employer's nonhighly compensated workforce.
Section 1.20    Matching Account. That portion of a Participant's Account credited with Matching Contributions pursuant to Section 3.07, and adjustments relating thereto. A Participant's Matching Account may include one or more subaccounts, including a Non-Safe Harbor Matching Account and a Safe Harbor Matching Account.
Section 1.21    Nonforfeitable. A Participant's or Beneficiary's unconditional claim, legally enforceable against the Plan, to all or a portion of the Participant's Account.
Section 1.22    Nonforfeitable Account Balance. The aggregate value of the Participant's vested Account balances derived from Employer and Employee contributions (including Rollover Contributions and Transfer Contributions), whether vested before or upon death,
Section 1.23    Non-highly Compensated Employee. Any Eligible Employee who is not a Highly Compensated Employee.

Section 1.24    Normal Retirement Age. Except as provided in Schedule IV, the attainment of age 65. "Normal Retirement" means a Participant's Severance from Employment following his attainment of Normal Retirement Age.
Section 1.25    Participant. An Employee who is eligible to be and becomes a Participant in accordance with the provisions of Section 2.01. An Employee who becomes a Participant shall remain a Participant or Former Participant under the Plan until the Trustee has fully distributed the vested amount in his Account to him.
Section 1.26    Plan. The plan designated as the Cardinal Health 401(k) Savings Plan as set forth herein or in any amendments hereto. Prior to January 1, 2005, the Plan was known as the Cardinal Health Profit Sharing, Retirement and Savings Plan.
Section 1.27    Plan Administrator. The person(s) or entity appointed by Cardinal Health, Inc. to serve as Plan Administrator. If no such person(s) or entity is appointed by Cardinal Health, Inc. to serve as Plan Administrator, Cardinal Health, Inc. shall be the Plan Administrator.
Section 1.28    Plan Year. The calendar year commencing on January 1 and ending on December 31.
Section 1.29    Qualified Matching Contribution Account. That portion of a Participant's Account credited with Qualified Matching Contributions under Section 3.07, and adjustments relating thereto.
Section 1.30    Qualified Non-elective Contribution Account. That portion of a Participant's Account credited with Qualified Non-elective Contributions under Section 3.10, and adjustments relating thereto.
Section 1.31    Related Employers. A controlled group of corporations (as defined in Code Section 414(b)), trades or business (whether or not incorporated) that are under common control (as defined in Code Section 414(c)), or an affiliated service group (as denied in Code Sections 414(m) and (o)). If the Employer is a member of a group of Related Employers, the term "Employer" includes the Related Employers for purposes of crediting Hours of Service, applying the coverage test of Code Section 410(b) (except to the extent that the Plan employs the qualified separate line of business rules of Code Section 414(r)), determining Years of Service and Breaks in Service under Article IV, applying the limitations described in Schedule III, applying the Top Heavy rules and the minimum benefit requirements of Article X, the definitions of Employee, Highly Compensated Employee, Compensation, Leased Employee, and Service contained in this Article I, and for any other purpose as required by the Code or by the Plan. However, only an Employer described in Section 1.13 may contribute to the Plan, and only an Eligible Employee employed by an Employer described in Section 1.13 is eligible to participate in this Plan.
Section 1.32    Required Beginning Date. For purposes of Article V, for any Participant who is not a Five-percent Owner (as defined in Code Section 416(i)), the Required Beginning Date is April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½, or the calendar year in which the Participant retires. For any Participant who is at least a Five-percent Owner (as defined in. Code Section 416(i)), the Required Beginning Date is the April 1 immediately following the calendar year in which the Participant attains age 70½, regardless of whether the Participant has retired.
Section 1.33    Rollover Account. That portion of a Participant's Account credited with Rollover Contributions under Section 3.13, and adjustments relating thereto.
Section 1.34    Roth Account. That portion of a Participant's Account credited with Roth Contributions, Roth Catch-up Contributions and Roth Rollover Contributions, if any, under Section 3.05, and adjustments relating thereto.
Section 1.35    Service and Break in Service Definitions.

A.
Absence from Service. A severance or absence from service for any reason other than a quit, discharge, retirement or death, such as vacation, holiday, sickness, or layoff. Notwithstanding the foregoing, an absence due to an "Authorized Leave of Absence" or Qualified Military Service in accordance with Code Section 414(u) shall not constitute an Absence from Service.

B.	Authorized Leave of Absence. An Authorized Leave of Absence shall mean:

(i)
a leave of absence, with or without pay, granted by the Employer in writing under a uniform, nondiscriminatory policy applicable to all Employees; however, such absence shall constitute an Authorized Leave of Absence only to the extent that applicable federal laws and regulations permit service credit to be given for such leave of absence;

(ii)	a leave of absence due to service in the uniformed services of the United States to the extent required by Code Section 414(u); or

(iii)	a leave of absence authorized under the Family and Medical Leave Act, but only to the extent that such Act requires that service credit be given for such period.

C.
Break in Service. Each 12 consecutive months in the period commencing on the earlier of (i) the date on which the Employee quits, is discharged, retires or dies, or (ii) the first anniversary of the first day of any Absence from Service, and ending on the date the Employee is again credited with an Hour of Service for the performance of duties for the Employer. If an Employee is on maternity or paternity leave, and the absence continues beyond the first anniversary of such absence, the Employee's Break in Service will commence no earlier than the second anniversary of such absence. The period between the first and second anniversaries of the first date of a maternity or paternity leave is not part of either a Period of Service or a Break in Service. The Plan Administrator shall consider an Employee on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. Notwithstanding the foregoing, if such maternity or paternity leave constitutes an Authorized Leave of Absence, such leave shall not be considered part of a Break in Service.

D.	Employment Commencement Date. The date upon which an Employee first performs an Hour of Service for the Employer.

E.	Hour of Service. Hour of Service shall mean:

(i)
Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties during the Plan Year. The Plan Administrator shall credit Hours of Service under this subparagraph (i) to the Employee for the Plan Year in which the Employee performs the duties, irrespective of when paid;

(ii)
Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Plan Administrator shall credit Hours of Service under this subparagraph (ii) to the Employee for the Plan Year(s) to which the award or the agreement pertains rather than for the Plan Year in which the award, agreement or payment is made; and

(iii)
Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a Plan Year, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty.

The Plan Administrator shall not credit more than 501 Hours of Service under this subparagraph (iii) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single Plan Year). The Plan Administrator shall credit Hours of Service under this subparagraph (iii) in accordance with the rules of paragraphs (b) and (c) of Labor Reg. Section 2530.200b-2, which the Plan by this reference specifically incorporates in full within this subparagraph (iii).
The Plan Administrator shall not credit an Hour of Service under more than one of the above subparagraphs. Furthermore, if the Plan Administrator is to credit Hours of Service to an Employee for the 12-month period beginning with the Employee's Employment Commencement Date or with an anniversary of such date, then the 12-month period shall be substituted for the term "Plan Year" wherever the latter term appears in this Section.

Hours of Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder. Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n) or Code Section 414(o) and the regulations thereunder.

F.
Period of Service. The period of Service commencing on an Employee's Employment Commencement Date or Re-employment Commencement Date, whichever is applicable, and ending on the Employee's Severance from Service Date. Notwithstanding anything else to the contrary, a Period of Service will include (i) any Period of Severance resulting from a quit, discharge, or retirement if within 12 months of his Severance from Service Date, the Employee is credited with an Hour of Service for the performance of duties for the Employer, (ii) any Period of Severance if the Employee quits, is discharged, or retires during an Absence from Service of less than 12 months and is then credited with an Hour of Service within 12 months of the date on which the Absence from Service began, and (iii) any other period of Service as defined in subsection I below.

G.
Period of Severance. The period commencing on any Severance from Service Date and ending on the date an Employee is again credited with an Hour of Service for the performance of duties for the Employer.

H.	Re-employment Commencement Date. The date upon which an Employee first performs an Hour of Service for the Employer following a Break in Service.

I.
Service. Any period of time the Employee is in the employ of the Employer, whether before or after adoption of the Plan, determined in accordance with rules and procedures adopted by the Plan Administrator. An Employee's period of Service while employed in a position that is not as an Eligible Employee shall nevertheless count as Service under the Plan for eligibility and vesting if such Employee becomes an Eligible Employee without having incurred a Break in Service. For purposes of counting an Employee's Service, the Plan shall treat an Employee's Service with employers who are part of a group of Related Employers of which the Employer is a member as Service with the Employer for the period during which the employers are Related Employers. Service for purposes of determining eligibility to participate and vesting may also be granted for an Employee's Period of Service prior to the date his employer became a Related Employer if such Service is granted in accordance with the requirements of Code Section 401(a)(4) and the regulations thereunder. For all Plan purposes, the Plan shall treat the following periods as Service:

(i)	any Authorized Leave of Absence, subject to the service crediting limitations set forth in Section 1.35(B);

(ii)	any Qualified Military Service in accordance with Section 414(u) of the Code; and

(iii)	any other absence during which the Participant continues to receive his regular Compensation.
Service also includes any period of time during which any individual in Qualified Military Service (as defined in Code Section 414(u)) receives differential wage payments (as defined in Code Section 3401(h)(2)) from the Employer solely for purposes of providing contributions, benefits and service credit with respect to Qualified Military Service, as applicable.

J.
Severance from Employment. A separation from Service with the Employer maintaining this Plan and any Related Employers such that the Employee no longer has an employment relationship with the Employer or any Related Employers that maintain the Plan. In addition, a Severance from Employment shall be deemed to occur with respect to the Employees of a Related Employer effective as of the date such Related Employer ceases to qualify as a Related Employer to the Company, unless such employer continues to maintain the Plan with the consent of the Company. This distributable event shall apply for distributions on and after January 1, 2002 regardless of when the Severance from Employment occurred.

K.	Severance from Service Date. The earlier of (i) the date on which an Employee quits, is discharged, retires, or dies, or (ii) the first anniversary of the first date of any Absence from Service.

L.
Year of Service. Each one-year Period of Service. Unless otherwise provided in this Plan, Periods of Service that are less than a year shall be aggregated on the basis that 12 months (30 days are deemed to be a month in the case of aggregation of fractional months) or 365 days equal a whole year.

Section 1.36    Shares. The no par value common shares of Cardinal Health, Inc., an Ohio corporation, which are publicly-traded on the New York Stock Exchange under ticker symbol CAH.
Section 1.37    Spouse. The lawful spouse of the Participant for federal income tax purposes, including same-sex marriages recognized for federal income tax purposes.
Section 1.38    Total Disability/Totally Disabled. Occurs when a Participant is unable to engage in any substantial gainful activity and has qualified for benefits under the Employer's long term disability plan by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. A Participant shall also be deemed to be Totally Disabled if determined to be totally disabled by the Social Security Administration. The Employer may require the Participant to submit to periodic medical examinations at the Participant's expense to confirm the existence and continuation of a Total Disability.

Section 1.39    Transfer Account. That portion of a Participant's Account credited with Transfer Contributions under Section 12.06, and adjustments relating thereto.
Section 1.40    Treasury Regulations. Regulations promulgated under the Internal Revenue Code by the Secretary of the Treasury.
Section 1.41    Trust. The Trust known as the Cardinal Health, Inc. U.S. Qualified Plans Master Trust and maintained in accordance with the terms of the trust agreement, as from time to time amended, between Cardinal Health, Inc. and the Trustee.
Section 1.42    Trust Fund. All property of every kind held or acquired by the Trustee under the Trust agreement.
Section 1.43    Trustee. Wells Fargo Bank, N.A., a national bank, or such other entity or person(s) that subsequently may be appointed by Cardinal Health, Inc.
Section 1.44    Valuation Date. Each day on which the New York Stock Exchange is open for trading and on which the fair market value of Plan assets is determined.
Section 1.45    Terms Defined Elsewhere.

Annual Additions	Schedule III
Annuity Starting Date	Sections 5.02(B) and Schedule II
Authorized Leave of Absence	Section 1.35(B)
Automatic Contribution Arrangement	Section 3.04(C)(i)
Automatic Enrollment Date	Section 3.04(C)(iii)
CareFusion	Introduction
Cash-out Distribution	Sections 4.04 and 5.02(A)
Catch-Up Contribution	Section 3.04(B)
Claimant	Section 8.09
Company	Schedule III
Compensation	Schedule III and 10.05(C)
Compensation Deferral Contribution	Section 3.04(A)
Compensation Determination Period	Section 3.03(A)(i)
Compensation Limitation	Section 1.08(B)
Defined Benefit Plan	Schedule III
Defined Contribution Plan	Schedule III
Designated Beneficiary	Section 5.05(A)(i)
Determination Date	Section 10.05(G)
Determination Period	Section 1.08(B)
Direct Rollover	Section 6.05(B)(iv)
Distributee	Section 6.05(B)(iii)

Distribution Calendar Year	Section 5.05(A)(ii)
Elective Contributions	Section 1.08(A)
Elective Deferrals	Schedule III
Eligible Retirement Plan	Section 6.05(B)(ii)
Eligible Rollover Distribution	Section 6.05(B)(i)
Employer	Section 10.05(F)
Employer Common Stock Fund	Section 7.05
Employer Contributions	Section 3.02
Excess Compensation	Section 3.03(A)(i)
Excess Elective Deferrals	Schedule III
Forfeiture Break in Service	Section 4.02
Gap Period	Schedule III
Heart Act	Introduction
Investment Funds	Section 7.05
Key Employee	Section 10.05(A)
Leasing Organization	Section 1.19
Life Expectancy	Section 5.05(A)(iii)
Limitation Year	Schedule III
Matching Contribution	Section 3.07(A)
Maximum Permissible Amount	Schedule III
Merging Plans	Introduction
Non-Key Employee	Section 10.05(B)
Non-Safe Harbor Matching Contributions	Section 3.07(D)
Normal Retirement	Section 1.24
Post-Severance Compensation	Section 1.08(C)
Preretirement Survivor Annuity	Schedule II
Projected Annual Benefit	Schedule III
Qualified Joint and Survivor Annuity	Schedule II
Qualified Matching Contributions	Section 3.07(C)
Qualified Military Service	Section 1.12
Qualified Non-elective Contributions	Section 3.10
Qualified Optional Survivor Annuity	Schedule II
Required Aggregation Group	Section 10.05(D)
Required Beginning Date	Section 1.32
Restorative Payments	Schedule III
RMD Account Balance	Section 5.05(A)(iv)
Rollover Contributions	Section 3.13
Roth Catch-Up Contributions	Section 3.05(A)
Roth Contributions	Section 3.05(A)
Roth Rollover	Section 3.05(D)
Roth Rollover Contributions	Section 3.13
Safe Harbor Matching Contributions	Section 3.07(B)
Special Contributions	Section 3.02

Tender Offer	Section 7.05
Top Heavy	Section 10.03
Transfer Contributions	Section 12.06

ARTICLE II
ELIGIBILITY AND PARTICIPATION
Section 2.01    ELIGIBILITY. Each Eligible Employee shall be eligible to become a Participant in the Plan. Each Eligible Employee who was a Participant in the Plan on the day before the Effective Date of this restated Plan shall continue as a Participant in this Plan as restated. Any other Eligible Employee who is employed by the Employer on and after January 1, 2016, shall become a Participant upon becoming an Eligible Employee (which, generally, is date of hire).
Section 2.02    PARTICIPATION UPON RE-EMPLOYMENT. An Eligible Employee who was a Participant shall again become a Participant on the date he is re-employed by the Employer as an Eligible Employee.
Section 2.03    ENROLLMENT. As soon as administratively practicable, the Plan Administrator shall notify each Employee who is eligible to open a Compensation Deferral Account and provide enrollment materials to the Employee. Each Eligible Employee may enroll as a Participant in the Compensation Deferral portion of the Plan at any time and as soon as administratively practicable on or after his date of hire, by properly completing the enrollment procedures established at the time by the Plan Administrator, or by following such other procedures as the Plan Administrator may implement. The Plan Administrator may establish rules and procedures governing the time and manner in which enrollments shall be processed.
Section 2.04    TRANSFERS BETWEEN PARTICIPATING EMPLOYERS. For eligibility purposes, a Participant who transfers employment from one participating Employer to another participating Employer shall continue to be eligible to participate in the Plan if the Participant has previously met the requirements of Section 2.01. In accordance with the Plan and the Code, an Employee who is an Eligible Employee shall continue to be an Eligible Employee following a transfer between participating Employers as if the Eligible Employee had performed all Service during the Plan Year for the participating Employer to which the Eligible Employee is transferred.
Section 2.05    TRANSFERS BETWEEN CLASSES OF EMPLOYEES. For purposes of eligibility, in the case of an Employee who transfers from a class of Employees whose employment status is ineligible for participation in the Plan (e.g., On-demand and non-regular PRN employees) to an eligible class of employment, such Employee shall be immediately eligible to participate in the Plan upon becoming an Eligible Employee. In the case of an Eligible Employee who transfers to an ineligible employment status, such Employee shall cease to be an Eligible Employee under this Plan but shall remain a Former Participant under the Plan until such time as participation is terminated, and Service earned while employed in an ineligible classification shall continue to count for vesting purposes.

ARTICLE III
CONTRIBUTIONS
Section 3.01    INDIVIDUAL ACCOUNTS. An Account shall be maintained for each Participant and Former Participant having an amount to his credit in the Trust Fund. Each Account shall be divided into separate subaccounts for "Compensation Deferral Contributions," (including Catch-Up Contributions, if any), "Non-Safe Harbor Matching Contributions," "Safe Harbor Matching Contributions," "Employer Contributions," and "Special Contributions," as defined below, and any other types of contributions, as identified in Schedule IV hereto. If a Participant has made a "Rollover Contribution" or "Transfer Contribution," as defined below, or if the Employer elects to make "Qualified Non-elective Contributions" or "Qualified Matching Contributions," as defined below, separate subaccounts shall be established for such contributions. Effective January 1, 2012, a separate subaccount shall also be maintained for each Participant's "Roth Contributions," if any (including Roth Catch-Up Contributions and Roth Rollover Contributions, if applicable). Furthermore, if a Participant re-enters the Plan subsequent to a "Forfeiture Break in Service" (as defined in Section 4.02), a separate Account shall be maintained for the Participant's pre-Forfeiture Break in Service Account and a separate Account for his post-Forfeiture Break in Service Account, unless the Participant's entire Account under the Plan is 100% Nonforfeitable. Allocations shall be made to the Accounts of the Participants in accordance with the provisions of Section 9.06. The Plan Administrator may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain, or loss allocations under Section 9.06. The Plan Administrator shall ensure that records are maintained for all Account allocations and related recordkeeping activities.
Section 3.02    EMPLOYER CONTRIBUTIONS. For each Plan Year, the Employer may contribute to the Trust amounts determined in its discretion based on profitability or other relevant factors. Such contributions will be in the form of "Employer Contributions" and/or "Special Contributions." The amount contributed in any year may vary, in the Employer's discretion. The Employer shall not make a contribution to the Trust for any taxable year to the extent the contribution would exceed the maximum deduction limitations under Code Section 404. All contributions are conditioned on their deductibility under the Code.
Section 3.03    EMPLOYER AND SPECIAL CONTRIBUTION ALLOCATION AND ACCRUAL OF BENEFIT.

A.	Method of Allocation.

(i)
Employer Contributions. Subject to Article X and any restoration allocation required under Section 4.05, a percentage or portion of the annual discretionary Employer Contribution made pursuant to Section 3.02 shall be allocated and credited to the Account of each Participant, in the group of Participants for whom the Employer Contribution was made, who satisfies the conditions of Section 3.03(B), as follows:

Step One: Any Employer Contributions made for the Plan Year will be allocated among each eligible Participant's Account, in the group of

Participants for whom the Employer Contribution was made, in the ratio that each eligible Participant’s total Compensation and Excess Compensation (as hereinafter defined) for the Compensation Determination Period (as hereinafter defined) bears to the sum of all such Participants' total Compensation and Excess Compensation for the Compensation Determination Period. However, if the amount allocated to Participants' Accounts under this Step One, as a percentage of the sum of their total Compensation and Excess Compensation, exceeds 5.7%, (or the percentage equal to the old-age insurance portion of the tax rate under Code Section 3111(a) in effect for the Plan Year, if greater), then the amount of contributions allocated under this Step One shall be reduced to an amount that results in an allocation, as a percentage of the sum of each Participant's total Compensation and Excess Compensation for the Plan Year, of no more than 5.7% (or the percentage equal to the old-age insurance portion of the tax rate under Code Section 3111(a) in effect for the Plan Year, if greater).
Step Two: Any Employer Contributions remaining after the allocation in Step One will be allocated among each eligible Participant's Account, in the group of Participants for whom the Employer Contribution was made, in the ratio that each such Participant's Compensation for the Compensation Determination Period bears to the total Compensation of all such Participants for that Compensation Determination Period.
For the purposes of this Section, "Excess Compensation" means Compensation in excess of the taxable wage base, as determined under Section 230 of the Social Security Act, in effect on the first day of the Plan Year, and "Compensation Determination Period" means the payroll periods ending within the twelve month period that corresponds to the fiscal year of the Company (currently, July 1 through June 30) ending within the Plan Year for which an Employer Contribution or Special Contribution is made. Compensation for the Compensation Determination Period is subject to the Compensation Limitation in effect for the calendar year in which the Compensation Determination Period begins.

(ii)
Special Contributions. As an alternative or in addition to making Employer Contributions and allocating them in the manner described above, and subject to Article X and any restoration allocation described in Section 4.05, a Special Contribution may be made pursuant to Section 3.02 and, if made, a percentage or portion thereof shall be allocated and credited to the Account of each Participant, in the group of Participants for whom the Employer Contribution was made, who satisfies the conditions of Section 3.03(B). Special Contributions, if any, shall be allocated among the Accounts of the group of eligible Participants for whom the contribution was made in the ratio that each such Participant's Compensation bears to the total Compensation of all such Participants for the Compensation Determination Period.

B.
Accrual of Benefit. The Plan Administrator shall determine the accrual of a Participant's portion of any Employer Contribution or Special Contribution based on the Compensation Determination Period. In allocating an Employer Contribution or a Special Contribution to a Participant's Account, the Plan Administrator, subject to Section 10.01, shall take into account only Compensation paid to the Employee during the portion of the Compensation Determination Period during which the Employee was a Participant. In addition, a Participant shall not be entitled to receive an allocation of an Employer Contribution or a Special Contribution for a Plan Year unless the Participant was an Employee on the last day of the Compensation Determination Period ending within that Plan Year. The requirement to be employed on the last day of the Compensation Determination Period shall not apply to any Participant who terminated employment during the Compensation Determination Period as a result of death, Total Disability or Normal Retirement. In addition, if necessary to satisfy the requirements of Code Section 410(b), the Plan shall suspend the accrual requirement described herein for the number of Non-highly Compensated Employees, beginning with the least highly compensated Non-highly Compensated Employee, necessary to meet such requirements. Notwithstanding any other provision to the contrary, an Employer or Special Contribution shall not be allocated to a Participant's Account to the extent the contribution would exceed the Participant's "Maximum Permissible Amount" as described in Schedule III for the Plan Year in which the contribution is made. Effective January 1, 2010, for purposes of this Section 3.03, a Participant who dies or becomes Totally Disabled on or after January 1, 2010 while performing Qualified Military Service (within the meaning of Code Section 414(u)) shall be treated as if he died or became Totally Disabled while actively employed.

Section 3.04    PARTICIPANT CONTRIBUTIONS.

A.	Compensation Deferral Contributions.

(i)
Contribution Limits. For any Plan Year, each Participant may have allocated to his Account an amount of his Compensation for such Plan Year, which amount shall be a whole percentage or other fixed amount, rounded to the nearest dollar, of not less than one percent but not more than the lesser of $18,000 (for 2015 and thereafter as adjusted by the in accordance with Code Section 402(g)(4)) or 50% of his Compensation for such Plan Year. Such amount shall be known as the Participant's "Compensation Deferral Contribution."

(ii)
Amount of Compensation Deferral Contribution. A Participant's Compensation for a Plan Year shall be reduced by: (i) the amount of the deferral affirmatively elected by the Participant for such Plan Year; or (ii) if applicable, the amount of deferral under the Automatic Contribution Arrangement, as described below.

B.
Catch-Up Contributions. For any Plan Year, each Participant who has or will attain at least age 50 by the end of such Plan Year, and with respect to whom no other elective deferrals may otherwise be made for the Plan Year by reason of the application of the limits contained in Section 3.04(A)(i) of the Plan or the limitations contained in Code Sections 401(a)(30), 402(h), 403(b), 408, 415(c) and 457(b)(2) (determined without regard to Code Section 457(b)(3)), may defer an additional amount of his Compensation for such Plan Year, which amount shall not exceed $6,000 in 2015 (or adjusted as prescribed in Code Section 414(v)). Such amount shall be known as the Participant's "Catch-Up Contributions". Such Catch-Up Contributions shall not be taken into account for purposes of Code Sections 402(g) and 415.

C.	Automatic Contribution Arrangement.

(i)
In General. The Employer may elect to implement an "Automatic Contribution Arrangement" with respect to a group of Employees. An "Automatic Contribution Arrangement" is an arrangement under which, in the absence of an affirmative election by a Covered Employee, a certain percentage of Compensation will be withheld from the Covered Employee's Compensation and contributed to the Plan as a Compensation Deferral Contribution.

(ii)	Covered Employee. A Covered Employee for purposes of this provision is the following:

a.
An Eligible Employee who is first hired (or re-hired) by the Employer on or after the effective date of the Employer's adoption of an Automatic Contribution Arrangement described in this provision with respect to the Eligible Employee's Employer or work location and who has not made an affirmative election to make (or not to make) Compensation Deferral Contributions under the Plan at the time he becomes a Participant; and

b.
An Eligible Employee who is first hired (or re-hired) by the Employer prior to the effective date of the Employer's adoption of an Automatic Contribution Arrangement described in this provision and who has not made an affirmative election to make (or not to make) Compensation Deferral Contributions under the Plan as of the day before the effective date of the Employer's adoption of the Automatic Contribution Arrangement by that Eligible Employee's Employer or for his work location (or, if later, the date the Eligible Employee becomes a Participant).

The Employer may elect to include additional Eligible Employees as Covered Employees for purposes of this Section 3.04(C). An Employer may also elect to exclude the Eligible Employees in (b), above, from being Covered

Employees. An individual will cease to be a Covered Employee if he makes an affirmative election regarding Compensation Deferral Contributions (including an affirmative election to make no Compensation Deferral Contributions) in accordance with this Section 3.04.

(iii)
Amount and Timing of Automatic Compensation Deferral Contributions. A Covered Employee shall automatically begin making Compensation Deferral Contributions to the Plan as soon as administratively practicable following the later of (a) the date he becomes a Participant, or (b) the date the Employer adopts the Automatic Contribution Arrangement with respect to that Eligible Employee's work location (the "Automatic Enrollment Date"). Subject to the limits set forth in this Section 3.04 and Schedule III, a Covered Employee will be deemed to have elected to make Compensation Deferral Contributions equal to 3% of his Compensation for each payroll period commencing on and after the Automatic Enrollment Date during which he is a Participant. Automatic Compensation Deferral Contributions will be reduced or stopped to the extent necessary to satisfy the limitations under Code Sections 401(a)(17), 402(g), and 415, and to satisfy any suspension period required after a hardship distribution. Compensation Deferral Contributions made pursuant to this Section 3.04(C) shall be treated as Compensation Deferral Contributions made pursuant to Section 3.04(A) for all purposes under the Plan. A Participant's automatic Compensation Deferral Contributions will cease as soon as administratively practicable after the Participant makes an affirmative election regarding Compensation Deferral Contributions (including an affirmative election to make no Compensation Deferral Contributions) in accordance with this Section 3.04 or, if earlier, when the Participant ceases to be an Eligible Employee of the Employer.

(iv)
Recommencement of Automatic Compensation Deferral Contributions. If a Participant is making Compensation Deferral Contributions pursuant to this Section 3.04(C) and the Participant's Contributions are suspended due to an Authorized Leave of Absence or because the Participant received a hardship withdrawal, the Participant will recommence making automatic Compensation Deferral Contributions to the Plan in the amount set forth in Section 3.04(C)(iii) beginning with the first payroll period following the end of the Authorized Leave of Absence or the suspension period described in Section 6.01(B)(ii), respectively, unless he affirmatively elects otherwise in accordance with Section 3.04(A) prior to such date.

(v)
Notice. Within a reasonable period of time (generally at least 30 days, but not more than 90 days) before the beginning of the Plan Year, the Plan Administrator will provide each Covered Employee a notice of the Covered Employee's rights and obligations under the Automatic Contribution Arrangement described in this Section 3.04(C), written in a manner calculated to be understood by the average Covered Employee. The notice will accurately describe:

a.	The default Compensation Deferral Contribution percentage that will be made on the Covered Employee's behalf in the absence of an affirmative election;

b.
The Covered Employee's right to elect to make no Compensation Deferral Contributions or to make Compensation Deferral Contributions in an amount that is different than the default Compensation Deferral Contribution percentage; and

c.	How default Compensation Deferral Contributions will be invested in the absence of the Covered Employee's investment instructions.
The content of the notice and procedures related to the implementation of the Automatic Contribution Arrangement shall be consistent with the Treasury Regulations and other guidance issued by the Internal Revenue Service.
If an Employee becomes a Covered Employee after the notice is provided in accordance with the first sentence of this Section 3.04(C)(v) and does not receive a notice for that reason, the notice will be provided no more than a reasonable period (generally 90 days) before the Employee becomes a Covered Employee and not later than the date the Employee becomes a Covered Employee, or if not practicable to be provided by that date, not later than the first pay date for which the Covered Employee is permitted to make a Compensation Deferral Contribution election. A Covered Employee will have a reasonable opportunity after receipt of the notice described in this Section 3.04(C)(v) to make an affirmative election regarding Compensation Deferral Contributions (either to make no Compensation Deferral Contributions or to make Compensation Deferral Contributions in an amount other than the default percentage specified in Section 3.04(C)(iii)) before default Compensation Deferral Contributions are made on the Covered Employee's behalf.

(vi)
Applicability of Other Plan Provisions. Compensation Deferral Contributions made pursuant to this Section 3.04(C) shall be treated as Compensation Deferral Contributions made pursuant to Section 3.04(A) for all purposes under the Plan.

Section 3.05    ROTH CONTRIBUTIONS.

A.
Definitions. For all purposes under the Plan, "Roth Contributions" and "Roth Catch-Up Contributions" mean a Compensation Deferral Contribution and Catch‑Up Contribution, respectively, that are made from Compensation by a Participant in accordance with and subject to the provisions of Code Section 402A and the relevant Treasury Regulations issued thereunder, and which are:

(i)
designated irrevocably by the Participant as a Roth Contribution or Roth Catch-Up Contribution that is being made in lieu of all or a portion of any Compensation Deferral Contributions or Catch-Up Contributions the Participant is otherwise eligible to make under the Plan; and

(ii)
treated by the Employer as includible in the Participant's taxable income for the taxable year in which the Participant would have received that amount in cash if the Participant had not made such Roth Contribution election.

B.
In General. Effective January 1, 2012, the Plan will accept Roth Contributions and Roth Catch-Up Contributions made on behalf of a Participant. Roth Contributions and Roth Catch-Up Contributions shall be subject to the same rules and limits as Compensation Deferral Contributions and Catch-Up Contributions, respectively, under the Plan, including but not limited to the same Employer Matching Contribution allocations and requirements, unless specifically stated otherwise herein.

C.
Separate Accounting. Contributions and withdrawals of Roth Contributions and Roth Catch-Up Contributions shall be credited and debited to a separate "Roth Account" maintained for each Participant in accordance with Section 3.01 of the Plan. The Plan shall maintain a record of the amount of Roth Contributions and Roth Catch-Up Contributions in each Participant's Roth Account. Gains, losses and other credits or charges will be separately allocated on a reasonable and consistent basis to each Participant's Roth Contributions and Roth Catch-Up Contributions within the Roth Account and the Participant's other Accounts under the Plan.

D.
Rollovers. A Participant may also make a rollover contribution to his Roth Account in accordance with Section 3.13 of the Plan (a "Roth Rollover"). No contributions other than Roth Contributions, Roth Catch-Up Contributions, Roth Rollover contributions and properly attributable earnings will be credited to each Participant's Roth Account.

Section 3.06    CHANGES AND SUSPENSIONS OF COMPENSATION DEFERRAL CONTRIBUTIONS, ROTH CONTRIBUTIONS, CATCH-UP CONTRIBUTIONS AND ROTH CATCH-UP CONTRIBUTIONS. A Participant may change the rate of Compensation Deferral Contributions, Roth Contributions, Catch-Up Contributions, and/or Roth Catch-Up Contributions to his Account at any time during each Plan Year, effective for the first payroll period for which it is administratively feasible to change the rate of such Participant's Compensation Deferral Contributions, Roth Contributions, Catch-Up Contributions, and/or Catch-Up Contributions, by communicating such rate change in accordance with rules and procedures established by the Plan Administrator regarding the timing and manner of making such elections. In addition, a Participant may at any time elect to suspend all contributions to his Account by giving advance notice in any manner specified by the Plan Administrator in accordance with its rules and procedures. An election to recommence contributions shall be effective for the first payroll period in which it is administratively feasible to begin deferral withholdings. All suspensions and recommencements of Compensation Deferral Contributions, Roth Contributions, Catch-Up Contributions, and/or Roth Catch-Up Contributions shall be made in the manner and at the times specified in rules and procedures established by the Plan Administrator, which rules and procedures may be changed from time to time.
Section 3.07    MATCHING AND QUALIFIED MATCHING CONTRIBUTIONS.

A.
In General. For each Plan Year, the Employer may contribute to each eligible Participant's Account a "Matching Contribution" in an amount determined by the Employer from time to time in its discretion. The amount or rate of the Matching Contribution shall be announced to Participants and other Eligible Employees, and suspended or changed on a prospective basis only. The Employer shall not make a Matching Contribution to the Trust for any Participant to the extent that the contribution would exceed the Participant's "Maximum Permissible Amount" as described in Schedule III or violate the limitations on discretionary Matching Contributions of Section 3.07(B) below.

B.	Safe Harbor Matching Contributions.

(i)
Amount. On and after January 1, 2005, Matching Contributions sufficient to meet the "safe harbor" requirements of Section 401(k)(12) of the Code shall be made to each eligible Participant's Account and shall be referred to as "Safe Harbor Matching Contributions." Specifically, the Employer shall match 100% of each Participant's Compensation Deferral Contributions that do not exceed 3% of the Participant's Compensation and 50% of each Participant's Compensation Deferral Contributions that exceed 3% of the Participant's Compensation but that do not exceed 5% of the Participant's Compensation. In addition, Safe Harbor Matching Contributions may not be made in an amount that would cause the Plan to fail to satisfy the requirements of Code Section 401(m)(11). The limitation on Matching Contributions on behalf of a Participant requires that Matching Contributions not be made on Compensation Deferral Contributions in excess of six percent (6%) of the Participant's Compensation and that Matching Contributions that are discretionary not exceed four percent (4%) of Compensation. This limitation shall be observed only to the extent required by law to meet the requirements for the safe harbors under Code Sections 401(k)(12) and 401(m)(11).

(ii)
Notice Requirements. Within a reasonable period before the beginning of the Plan Year (generally at least 30 days, but not more than 90 days), the Employer will provide each Eligible Employee a notice in compliance with the notice requirements of Treasury Regulations Section 1.401(k)-3(d). In the case of an Eligible Employee who does not receive the notice prior to the beginning of the Plan Year because the Employee becomes eligible after the notice has been provided for that Plan Year, such Eligible Employee shall be provided the notice no more than a reasonable period (generally 90 days) before the Employee becomes eligible and no later than the date the Employee becomes eligible, or, if not practicable to be provided by that date, as soon as practicable thereafter.

(iii)
Election Periods. In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a Compensation Deferral Contribution election during the 30-day period immediately following the receipt of the notice described in subsection (ii) above.

C.
Qualified Matching Contributions. If the Employer so elects, the Employer may also make Matching Contributions to the Plan that are "Qualified Matching Contributions." Qualified Matching Contributions shall mean Matching Contributions that are at all times Nonforfeitable and subject to the distribution requirements of Section 401(k) of the Code when made to the Plan. Additional contributions subject to these rules may be made by the Employer, or some or all of the existing Matching Contributions can be designated as fully vested and subject to the distribution restrictions, in order to satisfy these rules.

D.
Non-Safe Harbor Matching Contributions. Matching Contributions made before January 1, 2005, and Matching Contributions made after such date in excess of Safe Harbor Matching Contributions and/or Qualified Matching Contributions, if any, are referred to herein as "Non-Safe Harbor Matching Contributions."

Section 3.08    MATCHING CONTRIBUTION ALLOCATION AND ACCRUAL OF BENEFIT. Only Participants who have made Compensation Deferral Contributions during the Plan Year shall be eligible to share in the allocation of the Matching Contribution as set forth in Section 3.07. Catch-Up Contributions under this Plan shall not be eligible for Matching Contributions unless the Participant is a Non-Highly Compensated Employee and such contributions must be matched to achieve the required level of Safe Harbor Matching Contributions. In all cases, the allocation of Matching Contributions or Qualified Matching Contributions shall be based on the amount or rate established in advance for such contributions relative to the Compensation Deferral Contributions being matched. Although Matching Contributions may be contributed periodically throughout the Plan Year, the allocation applicable to any Participant shall be adjusted as necessary to attain the appropriate allocation rate for the Plan Year as a whole. No Matching Contributions shall be made, however, with respect to "Catch-Up Contributions", except as provided above.
Matching Contributions that are designated as Safe Harbor Matching Contributions shall be 100% vested at all times. Other Matching Contributions shall become Nonforfeitable in accordance with Section 4.01 of the Plan. In any event, Matching Contributions shall be fully vested and Nonforfeitable at Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer contributions. Forfeitures of Matching Contributions, other than Excess Aggregate Contributions, shall be made in accordance with Section 4.03 of the Plan. In addition, for purposes of this Section 3.08, a Participant who dies or becomes Totally Disabled on or after January 1, 2010, while performing Qualified Military Service (within the meaning of Code Section 414(u)) shall be treated as if he died or became Totally Disabled while actively employed.
Section 3.09    VOLUNTARY EMPLOYEE NONDEDUCTIBLE CONTRIBUTIONS. Participants shall not be permitted to make voluntary employee nondeductible contributions.
Section 3.10    QUALIFIED NON-ELECTIVE CONTRIBUTIONS. If it so elects, the Employer may make "Qualified Non-elective Contributions" under the Plan on behalf of all Participants or all Participants who are Non-highly Compensated Employees in order to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test. For purposes of this Article III, Qualified Non-elective Contributions shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are Nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Compensation Deferral Contributions and Qualified Matching Contributions. Qualified Non-elective Contributions shall be allocated to Participants' Accounts in the same proportion that each Participant's Compensation for the Plan Year for which the Employer makes the contribution bears to the total Compensation of all Participants for the Plan Year (or of all Non-highly Compensated Participants, as applicable).
Section 3.11    TIME OF PAYMENT OF CONTRIBUTION. The Employer may pay its contribution for each Plan Year in one or more installments of cash without interest. The Employer must make its contribution that Participants have elected to defer under Section 3.04 and/or Section 3.05 as soon as such amounts may reasonably be segregated from the Employer's general assets, but in no event later than 15 business days after the end of the calendar month in which such amounts were withheld from the Participant's Compensation, or such later time as may be permitted by regulations under ERISA and Section 401(k) of the Code. The Employer must make the balance, if any, of its contribution to the Trustee within the time prescribed (including extensions) for filing its tax return for the taxable year for which it claims a deduction for its contribution, in accordance with Code Section 404(a)(6).
Section 3.12    ALLOCATION OF FORFEITURES. Subject to any restoration allocation required under Section 4.05, the Plan Administrator shall allocate and use the amount of a Participant's benefit forfeited under the Plan to reduce the Employer Contributions, Special Contributions, Matching Contributions and/or other contributions payable under the Plan, for the Plan Year in which the forfeiture occurs or any prior or future Plan Year or, to the extent forfeitures remain after such reduction(s), to pay reasonable expenses of the Plan (to the extent not paid by the Employer).
Section 3.13    ROLLOVER CONTRIBUTIONS. The Trustee is authorized to accept a “rollover” on behalf of an Employee, and hold as part of the Trust Fund, assets from (A) another plan qualified under Sections 401(a), 403(a), 403(b) or 457(b) of the Code, including after-tax contributions or (B) an individual retirement account, provided that such rollover satisfies such rules and procedures established by the Plan Administrator, including rules designed to assure the Plan Administrator that the funds so contributed qualify as a Rollover Contribution under the Code. Subject to the approval of the Plan Administrator, such rollover amounts may also include any outstanding participant loans from another plan qualified under either Code Section 401(a) or 403(a) rolled over to the Plan in kind, provided such other qualified plan permits rollover of loans in kind. All amounts so transferred to the Trust Fund shall be held in segregated subaccounts and shall be referred to as "Rollover Contributions”. Effective January 1, 2012, direct rollovers from a Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) to the extent permitted by Code Section 402(c) ("Roth Rollover Contributions") may be rolled over to the Plan.
Section 3.14    RETURN OF CONTRIBUTIONS. All contributions to the Plan are conditioned upon their deductibility under the Code. The Trustee, upon written request from the Employer, shall return to the Employer the amount of the Employer's contribution made by the Employer by mistake of fact or the amount of the Employer's contribution disallowed as a deduction under Code Section 404. The Trustee shall not return any portion of the Employer's contribution under this provision more than one year after:

A.	The Employer made the contribution by mistake of fact; or

B.	The disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.
The Trustee shall not increase the amount of the Employer contribution returnable under this Section 3.14 for any earnings attributable to the contribution, but the Trustee shall decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.
Section 3.15    FURTHER REDUCTIONS OF CONTRIBUTIONS. In addition to the reductions and recharacterizations provided for under Schedule III, in any Plan Year in which the Plan Administrator deems it necessary to do so to meet the requirements of the Code and the Treasury Regulations thereunder, the Plan Administrator may further reduce the amount of Compensation Deferral Contributions and/or Roth Contributions that may be made to a Participant's Account, or refund such amounts previously contributed.

ARTICLE IV
TERMINATION OF SERVICE; PARTICIPANT VESTING
Section 4.01    VESTING.

A.
Vesting — In General. A Participant's interest in his Compensation Deferral Account, Catch-Up Account, Safe Harbor Matching Account, Roth Account, Rollover Account, Transfer Account, and his Qualified Matching Contribution Account or Qualified Non-elective Contribution Account, if any, shall at all times be fully vested and Nonforfeitable. A Participant's interest in his Employer Contribution Account, Special Contribution Account and Non-Safe Harbor Matching Account shall be fully vested and Nonforfeitable upon and after his attaining Normal Retirement Age (if employed by the Employer on or after that date), or if his employment terminates as a result of death or Total Disability. Except as otherwise provided in Section 4.01(B) or Schedule IV, if a Participant's employment terminates prior to Normal Retirement Age for any reason other than death or Total Disability, then for each Year of Service, he shall receive a Nonforfeitable percentage of his Employer Contribution Account, Special Contribution Account and Non-Safe Harbor Matching Account (forfeiting the balance) equal to the following:

Years of Service	Percent Nonfortfeitable

Less than three (3)	0%
At least three (3) or more	100%
Effective January 1, 2007, for purposes of this Section 4.01, a Participant who dies or becomes Totally Disabled while performing Qualified Military Service (within the meaning of Code Section 414(u)) shall be treated as if he died or became Totally Disabled while actively employed.

B.
Non-Highly Compensated Employees Subject to Job Elimination. A Non-highly Compensated Employee who has completed one full year of Service but less than three years of Service and is terminated from employment under the terms of a designated reduction in force, a divestiture or designated layoff, shall receive additional vesting service hereunder as provided below. The Participant's Account balance reflecting such additional vesting shall be calculated by multiplying the portion of his Account balance that is subject to the vesting provisions of Section 4.01 by a fraction, the numerator of which is the Participant's calendar months of Service calculated from his date of hire and the denominator of which is 36, and by rounding the product up to the next whole percentage. A month of Service shall be included in the calculation of additional vesting service under this Section if the Participant has performed at least one Hour of Service during the calendar month. In no event shall a Participant be more than 100% vested in any amounts in his Account.

Section 4.02    INCLUDED YEARS OF SERVICE – VESTING. For purposes of determining Years of Service under Section 4.01, the Plan shall take into account all Years of Service an Employee completes except any Year of Service after the Participant first incurs a "Forfeiture Break in Service." The Participant incurs a Forfeiture Break in Service when he incurs five consecutive Breaks in Service. This exception excluding Years of Service after a Forfeiture Break in Service shall apply for the sole purpose of determining the nonforfeitable percentage of a Participant's Employer Contribution Account, Special Contribution Account, and Non-Safe Harbor Matching Account that accrued for his benefit prior to the Forfeiture Break in Service. Service performed by an Employee prior to the date he became an Eligible Employee shall also count as Service for vesting purposes provided the Employee did not have a Break in Service prior to becoming an Eligible Employee. If an Employee incurred a Break in Service prior to becoming an Eligible Employee, only Service performed as an Employee after such Break in Service shall be counted.
Section 4.03    FORFEITURE OCCURS. A Participant's forfeiture, if any, of his Employer Contribution Account, Special Contribution Account, and Non-Safe Harbor Matching Account, if any, shall occur under the Plan:

A.	As soon as administratively practicable after the Participant first incurs a Forfeiture Break in Service, or, if earlier and if applicable,

B.
On the date the Participant receives (or is deemed to receive) a "Cash-out Distribution," as defined in Section 4.04, of the Nonforfeitable percentage of his Employer Contribution Account, Special Contribution Account, and Non-Safe Harbor Matching Account, if any, as a result of his Severance from Employment in accordance with Section 4.04 below.

The Plan Administrator shall determine the percentage of Participant's Employer Contribution Account, Special Contribution Account, and Non-Safe Harbor Matching Account forfeiture, if any, under this Section 4.03 solely by reference to the vesting schedule of Section 4.01 or as provided in Schedule IV, if applicable. A Participant shall not forfeit any portion of his Employer Contribution Account, Special Contribution Account or Non-Safe Harbor Matching Account for any other reason or cause except as expressly provided by this Section 4.03.
Section 4.04    CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS. If, pursuant to Article V, a partially-vested Participant receives a Cash-out Distribution before he incurs a Forfeiture Break in Service, the Cash-out Distribution will result in an immediate forfeiture of the nonvested portion of the Participant's Account balance derived from Employer contributions. A partially-vested Participant is a Participant whose Nonforfeitable Percentage determined under Section 4.01 is less than 100%. A "Cash-out Distribution" is a distribution of the entire present value of the Participant's Nonforfeitable Account Balance.
A "deemed" Cash-out Distribution rule applies to a 0% vested Participant. A 0% vested Participant is a Participant whose Account balance is entirely forfeitable at the time of his Severance from Employment. If the Participant's Account is not entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which he has a Severance from

Employment, the Plan Administrator will apply the deemed Cash-out Distribution rule as if the 0% vested Participant received a Cash-out Distribution on the date of the Participant's Severance from Employment. If the Participant's Account is entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which he has a Severance from Employment, the Plan Administrator will apply the deemed Cash-out Distribution rule as if the 0% vested Participant received a Cash-out Distribution on the first day of the first Plan Year beginning after his Severance from Employment. For purposes of applying the restoration provisions of Section 4.05, the Plan Administrator will treat the 0% vested Participant as repaying his Cash-out Distribution on the first date of his re-employment with the Employer.
Section 4.05    RESTORATION OF FORFEITED PORTION OF ACCOUNT. A Participant who is re-employed after receiving a Cash-out Distribution (or deemed Cash-out Distribution) of the Nonforfeitable percentage of his Account shall have the right to repay the Trustee in cash the entire amount of the Cash-out Distribution he received, if the Plan Administrator must restore his Account under the requirements of this Section 4.05.

A.
Restoration and Conditions upon Restoration. Subject to the conditions of this subsection, if the Participant makes the Cash-out Distribution repayment, the Plan Administrator shall restore his Account attributable to Employer contributions to the same dollar amount as the dollar amount of such portion of his Account on the Accounting Date, or other Valuation Date, immediately preceding the date of the Cash-out Distribution (or deemed Cash-out Distribution), unadjusted for any gains or losses occurring subsequent to that Accounting Date, or other Valuation Date. Notwithstanding such repayment, the Plan Administrator shall not restore a re-employed Participant's Account under the immediately preceding sentence if:

(i)	The Participant's Account was 100% Nonforfeitable at the time of the Cash-out Distribution; or

(ii)
The Participant incurred a Forfeiture Break in Service. This condition shall apply only if repayment is not made before the earlier of five years after the first date on which the Participant is re-employed by the Employer, or the close of the first period of five consecutive Breaks in Service commencing after the Cash-out Distribution.

B.
Time and Method of Restoration. If neither of the two conditions preventing restoration of the Participant's Account applies, the Plan Administrator shall restore the Participant's Account as of the Plan Year Accounting Date coincident with or immediately following the repayment. To restore the Participant's Account, the Plan Administrator, to the extent necessary, shall allocate to the Participant's Account:

(i)	First, the amount, if any, of Participant forfeitures the Plan Administrator would otherwise allocate under Section 3.12; and

(ii)	Second, the Employer contribution for the Plan Year to the extent made under a discretionary formula.

To the extent the amounts available for restoration for a particular Plan Year are insufficient to enable the Plan Administrator to make the required restoration, the Employer shall contribute, without regard to any requirement or condition of Section 3.03, such additional amount as is necessary to enable the Plan Administrator to make the required restoration. If, for a particular Plan Year, the Plan Administrator must restore the Account of more than one re-employed Participant, then the Plan Administrator shall make the restoration allocation(s) to each such Participant's Account in the same proportion that a Participant's restored amount for the Plan Year bears to the restored amount for the Plan Year of all re-employed Participants. The Plan Administrator shall not take into account the allocation(s) under this Section 4.05 in applying the limitation on allocations described in Schedule III.

C.
Segregated Account for Repaid Amount. Until the Plan Administrator restores the Participant's Account, the Trustee shall, at the direction of the Company or the Plan Administrator, invest the amount the Participant has repaid in a segregated Account maintained solely for that Participant. The Trustee shall invest the amount in the Participant's segregated Account in federally insured interest-bearing savings account(s), time deposit(s), or similar investments, including a money market or similar fund currently offered as an investment option under the Trust. Until commingled with the balance of the Trust Fund on the date the Plan Administrator restores the Participant's Account, the Participant's segregated Account shall remain a part of the Trust, but it alone shall share in any income it earns and it alone shall bear any expense or loss it incurs. The Company or the Plan Administrator shall direct the Trustee to repay to the Participant, as soon as is administratively practicable, the full amount of the Participant's segregated Account, if the Plan Administrator determines that one or more of the conditions of Subsection A of this Section 4.05 prevents restoration as of the applicable Accounting Date, notwithstanding the Participant's repayment.

ARTICLE V
TIME AND METHOD OF PAYMENT OF BENEFITS
Section 5.01    RETIREMENT. Subject to Sections 5.02(C) and 5.05, upon a Participant's Severance from Employment on or after attaining Normal Retirement Age (for any reason other than death), payment of the Participant's Account shall commence to him as soon as administratively practicable after he files a claim for benefits in accordance with the rules and procedures established by the Plan Administrator, as the same may be amended from time to time. If the Participant (or his Beneficiary) does not file a claim for benefits, payment shall in any event be made no later than the time required under Section 5.05. A Participant who remains in the employ of the Employer after attaining Normal Retirement Age shall continue to participate in Employer contributions and may also elect to defer distribution of his Account to any later date permitted under Section 5.05. The form of payment shall be the same as for other Severance from Employment distributions, as set forth in Sections 5.02 and 5.04 and Schedule II, as applicable.
Section 5.02    DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT PRIOR TO NORMAL RETIREMENT AGE. Upon a Participant's Severance from Employment (including effective January 1, 2016 for Participants with a Severance from Employment prior to January 1, 2016) prior to attaining Normal Retirement Age (for any reason other than death), payment shall commence to the Participant of the value of his Nonforfeitable Account Balance as provided in this Section 5.02. The following rules and definitions shall apply to any such distribution:

A.	"Cash-out Distribution." A Cash-out Distribution is a lump sum distribution of the Participant's Nonforfeitable Account Balance.

B.
Consent. The Participant must consent in writing to a distribution (including the form of the distribution) if: (i) the Participant's Nonforfeitable Account Balance on the date the distribution commences exceeds $5,000, and (ii) the Plan Administrator directs the Trustee to make a distribution to the Participant prior to his attaining the later of Normal Retirement Age or age 62. Furthermore, the Participant's Spouse must consent in writing to the distribution if: (i) the Participant's Nonforfeitable Account Balance on the date the distribution commences exceeds $5,000 and (ii) the qualified joint and survivor annuity provisions of Code Section 401(a)(11) (as set forth in Schedule II of the Plan) apply to the distribution.

If a lump sum is payable under this Section 5.02 to a Participant and the distribution exceeds $1,000, and the Participant does not elect to have such distribution paid directly to an eligible retirement plan (as described in Code Section 401(a)(31)(E)) specified by the Participant in a direct rollover or to receive the distribution directly, then the Plan Administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator. For purposes of clarity, in the event a lump sum is payable under this Section 5.02 to a Participant where the distribution is $1,000 or less, and the Participant does not make an election, then the Plan Administrator shall pay the distribution directly to the Participant.

The consent of the Participant, and the Participant's Spouse, if applicable, shall be obtained in writing within the 180-day period ending on the "Annuity Starting Date." The Annuity Starting Date is the first day of the first period for which an amount is paid as an annuity or in any other form. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's Nonforfeitable Account Balance is no longer immediately distributable. Such notification shall include a general description of the material features of the optional forms of benefit, if any, available under the Plan in a manner that would satisfy the notice requirements of Code Section 411(a)(11) and its applicable Treasury Regulations (including a description of the consequences of failing to defer receipt of a distribution). Further, such notice shall be provided not less than 30 days and no more than 180 days prior to the Annuity Starting Date. However, if the Participant, after having received this notice, affirmatively elects a distribution, such distribution may commence less than 30 days after the notice was provided.
Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the Account balance is immediately distributable. (Furthermore, if payment in the form of a qualified joint and survivor annuity is not required with respect to the Participant pursuant to Code Section 417, only the Participant need consent to the distribution of an Account balance that is immediately distributable.) Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant (or the surviving Spouse) before the Participant attains, or would have attained if not deceased, the later of Normal Retirement Age or age 62.

C.
Time of Distribution of Account Balance. Upon Severance from Employment, other than for death, before Normal Retirement Age, and subject to the consent requirements set forth in Schedule II to the Plan, if applicable, the Participant's Account balance shall be distributed as follows:

(i)
If the Participant's Nonforfeitable Account Balance on the date the distribution commences is $1,000 or less, the Trustee shall pay such Nonforfeitable Account Balance to the Participant in the form of a single, lump sum Cash-out Distribution as soon as administratively practicable after the Participant's Severance from Employment.

(ii)
If the Participant's Nonforfeitable Account Balance on the date the distribution commences is greater than $1,000, the Trustee shall pay such Nonforfeitable Account Balance in a form of payment described in Section 5.04 as soon as administratively practicable after the Participant's Severance from Employment unless the Participant (and his Spouse, if applicable) does not consent to such immediate distribution.

D.
Deferral of Distribution of Account Balance. If the Participant (and, if applicable, the Participant's Spouse) does not file a claim for benefits in accordance with the rules and procedures established by the Plan Administrator, as the same may be amended from time to time, and consent to the distribution in accordance with Section 5.02(B), to the extent applicable, the Participant's Account shall be held in trust until the earlier to occur of (1) the date that is as soon as administratively practicable following the date that the Participant files a claim for benefits in accordance with the rules and procedures established by the Plan Administrator, as the same may be amended from time to time, or (2) the Participant's Required Beginning Date, as defined in Section 1.32. At that time, the Participant's Nonforfeitable Account Balance shall be paid in accordance with the provisions of this Article V; provided, however, if the Participant dies after his Severance from Employment but prior to commencing receipt of his Plan Account, then, upon notice of the death and application for benefits to the Plan Administrator filed by the Participant's Beneficiary, the Nonforfeitable value of the Participant's Account shall be paid to his Beneficiary in accordance with the provisions of Sections 5.05 and 5.06 of the Plan.

Participant who has elected to delay receiving a distribution of his Account may elect to receive a distribution of his Nonforfeitable Account Balance as soon as administratively practicable by properly completing the appropriate distribution election forms or procedures. If no such election is made, the Participant's Nonforfeitable Account Balance shall be paid as provided in Section 5.01 and 5.05.
Section 5.03    OTHER RULES GOVERNING THE TIME OF PAYMENT OF BENEFITS.

A.
Minimum Legal Distribution Requirements. Unless a Participant elects otherwise in writing, distribution of the Participant's Nonforfeitable Account Balance shall commence no later than 60 days after the close of the Plan Year in which the latest of the following occurs:

(i)    the date the Participant attains Normal Retirement Age;

(ii)	the 10th anniversary of the date on which the Participant commenced participation in the Plan; or

(iii)	the date of the Participant's Severance from Employment with the Employer.
Notwithstanding the above, except as provided in Sections 5.02(C)(i) or (ii) and 5.05, a Participant must file a claim for benefits before payment of his Nonforfeitable Account Balance will commence. However, payment of a Participant's Nonforfeitable Account Balance shall begin to be made no later than the Participant's Required Beginning Date.

B.
In no event shall the payment commence later than the time prescribed by or in a form not permitted under this Article V. The Participant (and, if applicable, the Participant's Spouse) shall be provided with the appropriate form to consent to the distribution direction, if required.

Section 5.04    FORM OF BENEFIT PAYMENTS. Subject to Schedule II, if applicable, and Section 5.05(C), a Participant shall receive payment of, his Nonforfeitable Account Balance based upon the value of the Account on the Valuation Date coinciding with or immediately preceding the date the distribution is processed in the following forms:

A.	A single lump sum in cash (or, where applicable, in Shares).

B.
In monthly, quarterly, annual or semi-annual installments in cash over a specified period not longer than the 15 years, subject to the required minimum distribution requirements set forth in Section 5.05. Each installment shall be equal in amount except as necessary to adjust for any changes in the value of the Participant's Account. The Participant may elect in accordance with rules and procedures adopted by the Plan Administrator to receive the balance of the installment payments in a single lump sum in cash.

C.	A qualified joint and survivor annuity, but only for Participants who previously participated in the Packaging Coordinators, Inc. Money Purchase Pension Plan, if any.
Section 5.05    REQUIRED MINIMUM DISTRIBUTIONS.

A.	Definitions. For purposes of this Section 5.05, the following definitions shall apply:

(i)
"Designated Beneficiary" is the individual who is designated as the beneficiary under Section 1.03 and is the Designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4, Q&A-4 of the Treasury Regulations.

(ii)
"Distribution Calendar Year" is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which the distributions are required to begin. The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii)	"Life Expectancy" is a beneficiary's life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(iv)
"RMD Account Balance" is the account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (the "Valuation Calendar Year") increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the Valuation Calendar Year after the valuation date and decreased by distributions made in the Valuation Calendar Year after the valuation date. The account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

B.	Time and Manner of Distribution.

(i)	Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

(ii)
Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

a.
If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, then, except as provided herein, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

b.
If the Participant's surviving Spouse is not the Participant's sole Designated Beneficiary, then, except as provided herein, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

c.
If there is no Designated Beneficiary, or the Designated Beneficiary has not been located, as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

d.	If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin,

this Subsection (ii), other than subparagraph (a), will apply as if the surviving Spouse were the Participant.
For purposes of this Section 5.05(B) and Sections 5.05(F) and (G), unless Subsection d. above applies, distributions are considered to begin on the Participant's Required Beginning Date. If Subsection d. applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Subsection a. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving Spouse before the date distributions are required to begin to the surviving Spouse under Subsection a.), the date distributions are considered to begin is the date distributions actually commence.

C.
Forms of Distribution. Subject to the annuity provisions of Schedule II, if the Participant's interest is not distributed in the form of an annuity purchased from an insurance company (if applicable) or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in installments sufficient to satisfy applicable Code requirements and in accordance with the provisions of Sections 5.05(D), 5.05(E), 5.05(F), and 5.05(G), as necessary. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with Code Section 401(a)(9) and the Treasury Regulations thereunder.

D.
Amount of Required Minimum Distributions for Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i)
the quotient obtained by dividing the RMD Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

(ii)
if the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's Spouse, the quotient obtained by dividing the RMD Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant's and the Spouse's attained ages as of the Participant's and Spouse's birthdays in the Distribution Calendar Year.

E.
Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under Subsection D. beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

F.	Death On or After Date Distributions Begin.

(i)
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the RMD Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows:

a.	The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

b.
If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse's death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

c.
If the Participant's surviving Spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(ii)
No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, or the Designated Beneficiary cannot be located, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the RMD Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

G.	Death Before Date Distributions Begin.

(i)
Participant Survived by Designated Beneficiary. Except as provided herein, if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's RMD Account Balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in Subsection F.

(ii)
No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary, or the Designated Beneficiary cannot be located, as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iii)
Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 5.05(B)(ii)(a), this Section will apply as if the surviving Spouse were the Participant.

(iv)
In addition to the foregoing, in the case of a Participant who dies on or after January 1, 2007, while performing Qualified Military Services (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits that are provided under the Plan assuming the Participant resumed and then terminated employment on account of death. However, the deemed resumption of employment of the Participant shall be applied only to determine eligibility of a Beneficiary for any pre-retirement death benefits, and only to the extent required by published guidance, as incorporated herein.

H.	General Rules.

(i)	Precedence. The requirements of this Section 5.05 will supersede any contrary provisions of the Plan to the extent required to comply with Code Section 401(a)(9).

(ii)
Requirements of Treasury Regulations Incorporated. All distributions required under this Section 5.05 will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(iii)
TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 5.05, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act ("TEFRA") and the provisions of the Plan that relate to TEFRA Section 242(b)(2).

I.	Notwithstanding anything in this Section 5.05 to the contrary, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) ("2009 RMDs"), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant's designated Beneficiary, or for a period of at least 10 years ("Extended 2009 RMDs"), will not receive those distributions for 2009 unless the Participant or Beneficiary affirmatively elects to receive such distributions.
Section 5.06    DESIGNATION OF AND DISTRIBUTION TO BENEFICIARY. A Participant may, from time to time, designate in writing a Beneficiary or Beneficiaries, contingently or successively, to whom the Trustee shall pay his Account in the event of his death. Distribution following the death of the Participant shall be made as soon as administratively practicable in a lump sum; provided, however, that distribution to a Beneficiary who is the Participant’s Spouse shall not commence prior to when required under Section 5.05 unless the Participant’s Spouse consents or the Participant’s Nonforfeitable Account Balance at the time of distribution does not exceed $5,000. A Participant's Beneficiary designation shall not be valid unless the Participant's Spouse consents (in accordance with the requirements of Code Section 417) to the Beneficiary designation. A Participant's Beneficiary designation does not require spousal consent if the Participant's Spouse is the Participant's designated Beneficiary. The Plan Administrator shall prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Plan Administrator, the Participant shall effectively revoke all designations filed prior to that date by the same Participant.
The termination of a Participant's marriage shall not automatically result in a revocation or change of the Participant's Beneficiary designation. Further, no provision in any court order, judgment, decree, or similar document shall be effective to revoke or change a Participant's Beneficiary designation, except to the extent that such order, judgment or decree is determined to be a qualified domestic relations order that must be honored by the Plan. A Participant's Beneficiary designation may be changed only by the Participant making a new Beneficiary designation in writing on the form required by the Plan Administrator and filing the form with the Plan Administrator. Any new Beneficiary designation, change or revocation by a Participant shall be effective only if it is received by the Plan Administrator before the Participant's death. Notwithstanding the foregoing, if a Participant marries or remarries after making a Beneficiary designation, the Beneficiary designation shall automatically be revoked.
Notwithstanding the foregoing, all Participants in the Plan as of October 16, 2012, shall be required to file or complete a new designation of Beneficiary with the Plan Administrator or the designated Plan Administrator on or before March 31, 2013, in accordance with the rules and procedures established by the Plan Administrator. From and after that date, any previously filed Beneficiary designations shall no longer be in force or effect and a Participant who has failed to file or complete a designation of Beneficiary between October 16, 2012 and March 31, 2013, shall be treated as having no designation of Beneficiary on file.

Section 5.07    FAILURE OF BENEFICIARY DESIGNATION. If a Participant fails to name a Beneficiary in accordance with Section 5.06, or if the Beneficiary named by a Participant predeceases him, then the Trustee shall pay the Participant's Account in a single lump sum to the Participant's surviving Spouse, if any, and if there is no surviving Spouse, to the Participant's estate.
If the Beneficiary survives the Participant but dies before complete distribution of the Participant's Account, the remaining portion of the Participant's Account shall be paid in a lump sum to any contingent Beneficiaries named by the Participant or, if there are none, to the legal representative of the estate of such deceased Beneficiary. The Plan Administrator shall direct the Trustee as to the method and to whom the Trustee shall make payment under this Section.
Section 5.08    SPECIAL RULES FOR TRANSFER ACCOUNTS. Notwithstanding any provision of this Article V to the contrary, with respect to any Participant who has one or more Transfer Accounts consisting in whole or in part of Transfer Contributions which, by operation of relevant law and regulation (including, but not limited to, ERISA and the Code), must be distributed or made available under the same terms and conditions under which amounts held thereunder were previously held (prior to their becoming Transfer Contributions), to the extent that such terms and conditions must be preserved in order to comply with Code Section 411(d)(6), the Plan Administrator shall, upon the written request of the Participant (in the case of optional forms of benefit), cause the Trustee to distribute or make available such Transfer Contributions at such times and in such manner as may be so required.
Section 5.09    DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS. Nothing contained in this Plan shall prevent the Trustee from complying with the provisions of a qualified domestic relations order (as defined in Code Section 414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code Section 414(p)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of the earliest retirement age is available only if the order specifies or permits such an earlier distribution. Nothing in this Section gives a Participant the right to receive a distribution at a time not permitted under the Plan, nor does this Section 5.09 give the alternate payee the right to receive a form of payment not permitted under the Plan.
The Plan Administrator shall establish procedures to determine the qualified status of a domestic relations order.
Section 5.10    FORM OF PAYMENTS. Lump sum payments may be made in cash or in Shares, if applicable. A Participant (or Beneficiary or personal representative, as applicable) making application for distribution of his Account shall be entitled to elect, in accordance with the Plan's procedures, to have all those Shares then held in or thereafter credited to his Account distributed to him in that form. If such an election is made, any Plan distribution made under this Article V shall consist (in part) of the number of Shares (excluding any fractional share interest that shall be paid in cash) credited to the Participant's total Account, but only as part of any lump sum distribution payable hereunder, and if all such Participant's Shares then being held in the Trust Fund (fractional interests excepted) are to be distributed. If a Participant or Beneficiary elects an annuity form of distribution pursuant to Schedule II, a nontransferable annuity contract shall be purchased from a commercial insurer with the Participant's Nonforfeitable Account Balance and distributed to the Participant or Beneficiary.
Section 5.11    LOST PARTICIPANT OR BENEFICIARY. The Account of a Participant shall be forfeited if the Plan Administrator, after reasonable effort, is unable to locate the Participant or his Beneficiary to whom payment is due. The amount of the forfeiture shall be treated as a forfeiture subject to Section 3.12 of the Plan. If the payee later files a claim for the forfeited benefit, the benefit will be restored without earnings or interest. The Plan Administrator may prescribe rules and procedures for carrying out this provision.
Section 5.12    FACILITY OF PAYMENT. If any person entitled to receive any amount under the provisions of this Plan is determined to be incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Plan Administrator may, in its discretion, direct the Trustee to take any one or more of the following actions:

A.	To apply such amount directly for the comfort, support and maintenance of such person;

B.	To reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment;

C.
To pay such amount to any person selected by the Plan Administrator to disburse it for such comfort, support and maintenance, including without limitation, any relative who has undertaken, wholly or partially, the expense of such person's comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be. The Plan Administrator may, in its discretion, deposit any amount due to a minor to his credit in any savings or commercial bank of the Plan Administrator's choice.

Section 5.13    NO DISTRIBUTION PRIOR TO SEVERANCE FROM EMPLOYMENT, DEATH OR TOTAL DISABILITY. Except as provided below, Compensation Deferrals, Safe Harbor Matching Contributions, Catch-Up Contributions, Qualified Non-elective Contributions, Qualified Matching Contributions, and income allocable to each, are not distributable to a Participant or his Beneficiary or Beneficiaries, in accordance with such Participant's or Beneficiary's election, earlier than upon Severance from Employment, death or Total Disability.
Such amounts may also be distributed upon:

A.	Termination of the Plan without the establishment of another defined contribution plan, as defined in the Code and applicable Treasury Regulations.

B.	The hardship of the Participant, as described in Section 6.01 herein.

C.	The attainment by the Participant of age 59½, as described in Section 6.04 herein.

D.
With respect to Compensation Deferral and Catch-up Contributions, effective January 1, 2009, pursuant to Code Section 414(u)(12)(B), a Participant performing services in the uniformed services (as defined in chapter 43 of title 38 of the United State Code) while on active duty for a period of more than 30 days shall be treated as having incurred a Severance from Employment for purposes of eligibility to receive a distribution from his Account attributable to Compensation Deferral and Catch-up Contributions during any period the Participant is performing services in the uniformed services while on active duty for a period of more than 30 days. However, if a Participant obtains a distribution according to the foregoing provision, such Participant's Compensation Deferral, Roth, Catch-up, and Roth Catch-up Contributions to this Plan shall be suspended for six months following the date of distribution; and

E.
With respect to Compensation Deferral and Catch-up Contributions, effective January 1, 2010, a Participant who is a Qualified Reservist (by reason of being a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code)) who was ordered or called to active duty for a period in excess of 179 days or for an indefinite period is eligible for a Qualified Reservist Distribution, as described in Section 6.07 of the Plan.

F.	See Sections 6.02 and 6.03 regarding withdrawals from Rollover Accounts, Roth Rollover Accounts, and/or Transfer Accounts.
All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Sections 401(a)(11) and 417 of the Code.
Section 5.14    DISTRIBUTION OF ASSETS TRANSFERRED FROM MONEY PURCHASE PENSION PLAN. Notwithstanding any provision of the Plan to the contrary, to the extent that any optional form of benefit under the Plan permits a distribution prior to the employee's retirement, death, Total Disability, or Severance from Employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Section 414(l) of the Internal Revenue Code, to this Plan from a money purchase pension plan qualified under Section 401(a) of the Internal Revenue Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions). The conversion of a plan from a money purchase pension plan to a profit sharing plan shall be treated as a transfer subject to Code Section 414(l) for the purpose of this Section.
Section 5.15    WRITTEN INSTRUCTION NOT REQUIRED. Any elections made or distributions processed under this Article V may be accomplished through telephonic, electronic or similar instructions in accordance with the rules and procedures established by the Plan Administrator, to the extent they are consistent with the requirements of the Code and ERISA. Notwithstanding the foregoing, however, spousal consents and waivers, to the extent required, may only be granted in writing.

ARTICLE VI
WITHDRAWALS, DIRECT ROLLOVERS AND WITHHOLDING, LOANS
Section 6.01    HARDSHIP WITHDRAWALS. Subject to the restrictions set forth in Section 5.13, upon the application of any Participant (but not a Former Participant), the Plan Administrator, in accordance with rules and procedures established by the Plan Administrator, may permit such Participant to withdraw all or a portion of the vested amounts then credited to his Compensation Deferral Account and Catch-Up Account and, effective January 1, 2012, Roth Account (in each case, excluding all trust earnings credited thereto), if the withdrawal is necessary due to the immediate and heavy financial need of the Participant.

A.	Only distributions made on account of the following circumstances shall be considered to be made on account of immediate and heavy financial need:

(i)
Expenses previously incurred by or necessary to obtain for the Participant, the Participant's Spouse, or his dependents (which for this purpose means an individual defined in Code Section 152 without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B)) medical care deductible under Code Section 213(d), determined without regard to whether the expenses exceed any applicable income limit;

(ii)	Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii)	Expenditures necessary to prevent eviction from the Participant's principal residence or foreclosure of a mortgage on the same;

(iv)
Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his Spouse, his children or other dependents (which for this purpose means an individual defined in Code Section 152 without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(b)); or

(v)
Payments for funeral or burial expenses for the Participant's deceased parent, Spouse, child or dependent (which for this purpose means an individual defined in Code Section 152 without regard to Code Section (d)(1)(b));

(vi)
Expenses to repair damage to the Participant's principal residence that would qualify for a casualty loss under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(vii)	Any other reason deemed to be an immediate and heavy financial need by the Secretary of the Treasury.

For purposes of clarity, the Participant’s Beneficiary is not treated like the Participant’s Spouse or dependents for purposes of determining immediate and heavy financial need.

B.	A distribution will be considered to be necessary to satisfy an immediate and heavy financial need of the Participant only if:

(i)	The Participant has obtained all distributions other than hardship distributions, and all nontaxable loans, currently available under all plans maintained by the Employer;

(ii)
All plans maintained by the Employer provide that the Participant's Compensation Deferrals or other Participant contributions will be suspended for 6 months after the receipt of the hardship distribution (which this Plan hereby so provides); and

(iii)
The distribution is not in excess of the amount necessary to satisfy the immediate and heavy financial need, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

A Participant making an application under this Section 6.01 shall do so in accordance with rules and procedures established by the Plan Administrator.
Section 6.02    SPECIAL WITHDRAWAL RULES APPLICABLE TO ROLLOVER CONTRIBUTIONS. A Participant (but not a Former Participant) who maintains a Rollover Account or Roth Rollover Account in the Plan may elect to make withdrawals (in cash or, if applicable, in Shares) from his Rollover Account or Roth Rollover Account. Any election to begin, change or cease withdrawals shall be made in accordance with rules and procedures established by the Plan Administrator or in such other manner as permitted by the Plan Administrator. Payment of amounts so requested shall be made within an administratively reasonable period of time after the withdrawal has been requested. The Plan Administrator may establish other rules and procedures for such withdrawals.
Section 6.03    SPECIAL WITHDRAWAL RULES APPLICABLE TO TRANSFER ACCOUNTS. Notwithstanding any other Plan provision to the contrary, if the Internal Revenue Service requires distribution to be made (or offered) with respect to any or all amounts held on behalf of a Participant with respect to a predecessor or transferor plan, as a condition of preserving the tax-qualified status of this Plan or of said predecessor or transferor plan, or if a court of competent jurisdiction issues an order or decree in respect of the Plan or its fiduciaries that is determined under relevant federal law to be enforceable, and that compels the distribution of a Participant's Plan interest, the Plan Administrator will be entitled to direct the prompt distribution (or offer of distribution) of such amounts.
Section 6.04    WITHDRAWALS UPON ATTAINMENT OF AGE 59½; PROCEDURES. Subject to the consent requirements of Schedule II, if applicable, a Participant (but not a Former

Participant) who has attained age 59½ may elect to make withdrawals (in cash or, if applicable, in Shares) from the Nonforfeitable portion of his Account in the Plan that is not subject to the restrictions set forth in Section 5.13. Any election to begin, change or cease withdrawals shall be made in accordance with rules and procedures established by the Plan Administrator or in such other manner as permitted by the Plan Administrator. Payment of amounts so requested shall be made within an administratively reasonable period of time after the withdrawal has been requested. The Plan Administrator may establish other rules and procedures for such withdrawals.
Section 6.05    DIRECT ROLLOVER AND WITHHOLDING RULES.

A.
In General. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The Plan Administrator may establish rules and procedures governing the processing of Direct Rollovers and limiting the amount or number of such Direct Rollovers in accordance with applicable Treasury Regulations. Distributions not transferred to an Eligible Retirement Plan in a Direct Rollover shall be subject to income tax withholding as provided under the Code and applicable state and local laws, if any.

B.	Definitions.

(i)
"Eligible Rollover Distribution." An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years of more; (b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (c) any hardship distribution received on and after January 1, 2002 (prior to January 1, 2002, limited to hardship amounts described in Code Sections 401(k)(2)(B)(i)(IV) or 403(b)(11)(B) received from January 1, 2000 to December 31, 2001); (d) any loan that is treated as a distribution under Code Section 72(p) and not excepted by Code Section 72(p)(2), or a loan that is a deemed distribution; and (e) any corrective distribution provided under Schedule III of the Plan, if applicable. Notwithstanding the foregoing, any portion of a distribution that consists of after-tax employee contributions that are not includible in gross income may be transferred only to an individual retirement account or annuity described in Code Sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible. In addition, the portion of any distribution on and after January 1, 2007 that consists of after-tax contributions which are not includible in gross income may be transferred (in a direct trustee-to-trustee transfer) to a qualified defined benefit plan or a Code Section 403(b) tax-sheltered annuity that agrees to separately account for amounts so transferred (and the earnings thereon), including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution which is not so includible. Further, for distributions after January 1, 2012, any portion of a distribution from a Roth Account (including earnings or losses thereon) may constitute an Eligible Rollover Distribution, but only if such distribution is transferred to a Roth IRA described in. Code Section 408A, or to a designated Roth Account of the Participant in a plan that is exempt from tax under Code Section 401(a) or 403(b). In addition, 2009 RMDs and Extended 2009 RMDs, as defined in Section 5.05.I of the Plan, will be treated as Eligible Rollover Distributions in 2009.

(ii)
"Eligible Retirement Plan." An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan, and, effective January 1, 2008, a Roth individual retirement arrangement within the meaning of Code Section 408A, that accepts the Distributee's Eligible Rollover Distribution. Effective January 1, 2012, an Eligible Retirement Plan also includes the Participant's designated Roth account under a plan that is exempt from tax under Code Section 401(a) or 403(b) with respect to amounts held in a Roth Account in this Plan. This definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). Effective July 1, 2007, subject to the provisions of Code Section 402(c)(11), Eligible Retirement Plan shall include an individual retirement plan described in Code Section 402(c)(8)(B) (i) or (ii) that is established for the purpose of receiving a distribution on behalf of an individual who is a designated Beneficiary of a deceased Employee or former Employee and who is not the surviving Spouse of such deceased Employee or former Employee, provided that the distribution is made in the form of a direct trustee-to-trustee transfer to such individual retirement plan.

(iii)
"Distributee." A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse. Effective July 1, 2007, a Beneficiary of a deceased Employee or unifier Employee other than the Employee's or former Employee's surviving Spouse is a Distributee for the limited purposes identified in Section 6.05(B)(ii) above.

(iv)
"Direct Rollover." A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee. In the case of a non-spouse Beneficiary, a Direct Rollover may be made only to an individual retirement account or annuity described in Code Sections 408(a) or 408(b) that is established on behalf of the designated Beneficiary and that will be treated as an inherited individual retirement account within the meaning of Code Section 408(d)(3)(C) pursuant to the provisions of Code Section 402(c)(11). Also, in this case, the determination of any required minimum distribution under Code Section 401(a)(9) that is ineligible for rollover shall be made in accordance with Notice 2007-7, Q&A 17 and 18, 2007-5 I.R.B. 395, or with any subsequent published guidance. Notwithstanding the foregoing, a Direct Rollover of a distribution from a Participant's Roth Account under the Plan will only be made to another Roth contribution account under an applicable retirement plan described in Code Section 402(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).

C.
In Kind Rollovers of Loans. If a Participant has a Severance from Employment as a result of a divestiture of his Employer from the Company and the Participant's Employer no longer maintains the Plan, the Participant shall be eligible to elect a distribution of his Nonforfeitable Account Balance. Provided that such Participant elects to make a direct rollover of the full amount of his Nonforfeitable Account Balance to another tax-qualified retirement plan that permits participant loans, any outstanding loans of the Participant may be rolled over in kind to any other tax-qualified retirement plan that will accept such rollover of loans in kind.

Section 6.06    LOANS TO PARTICIPANTS. Loans may be granted to any Participant under the Plan in accordance with applicable rules under the Code and ERISA, and the provisions of this Section.

A.
General Rules. The Plan Administrator shall establish the rules and procedures a Participant must follow to request a loan from his Nonforfeitable Account Balance under the Plan. Loans shall be made available to all Participants on a reasonably equivalent basis; provided, however, that loans will not be made available to Former Participants in any event. Notwithstanding the foregoing, a loan may be made available to a Former Participant who remains an active employee on an Employer's payroll.

In no event will the total of any outstanding loan balances made to any Participant, including any interest accrued thereon, when aggregated with corresponding loan balances of the Participant under any other plans of the Employer or any Affiliate, exceed the lesser of (i) or (ii), below:

(i)
$50,000, reduced by the excess (if any) of the highest outstanding balance of such loans during the one-year period ending on the day before the date any such loan is made over the outstanding balance of such loans on the date any such loan is made; or

(ii)
One-half of the value of the vested portion of the Participant's Account. For purposes of this Section, the value of a Participant's Account shall be determined as of the Valuation Date coinciding with or next preceding the date on which a properly completed loan request is received by the Plan Administrator (or its delegate) or the Trustee, as applicable.

The minimum amount of any loan shall be $1,000.

B.
Term of Loan. The term of any loan shall be determined by mutual agreement between the Plan Administrator or Trustee and the Participant, but shall, at a minimum, be 12 months in duration. Every Participant who is granted a loan shall receive a statement of the charges and interest rates involved in each loan transaction and periodic statements reflecting the current loan balance and all transactions with respect to that loan to date. Except for loans used to acquire any dwelling unit that within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant, the term of any loan shall not exceed five years. The term of any loan that within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant shall not exceed 15 years. All loans shall be amortized in level payments made not less frequently than quarterly over the term of the loan, or in accordance with other rules and procedures established by the Employer or the Plan Administrator.

C.
Security. Each loan made hereunder shall be evidenced by a credit agreement with, or a note payable to the order of, the Trustee and shall be secured by adequate collateral. Notwithstanding the foregoing sentence, no more than one-half of the vested portion of the Participant's Nonforfeitable Account Balance (determined as of the Valuation Date coinciding with or next preceding the date on which the loan is made) shall be used to secure any loan.

D.
Interest. Each Participant loan shall be considered an investment of the Trust, and interest shall be charged thereon at a reasonable rate established by, or in accordance with rules and procedures approved by, the Plan Administrator commensurate with the interest rates then being charged by persons in the business of lending money under similar circumstances. Notwithstanding the foregoing sentence, if necessary, the Plan Administrator will reduce the interest rate of an outstanding Participant loan to 6% during a period of qualified military leave as defined in Code Section 414(u)

(5), to the extent required by the Soldiers' and Sailors' Civil Relief Act of 1940. Participant loans under this Section will be considered the directed investment of the Participant requesting such loan, and interest paid on such loan will be allocated to the Account of the Participant-borrower.

E.	Repayment Terms.

(i)
Generally. The terms and conditions of each loan shall be determined by mutual agreement between the Plan Administrator or Trustee and the Participant. The Plan Administrator shall take all necessary actions to ensure that each loan is repaid on schedule by its maturity date, including requiring repayment of the loan by payroll deduction whenever possible. However, notwithstanding the foregoing provisions of this Section 6.06(E), if a Participant is terminated from employment under the terms of the designated reduction in force, the Participant may continue to make loan payments on any loan balance outstanding at the time of such termination according to the rules and procedures adopted by the Plan Administrator.

(ii)
Suspension of Loan Payments during Qualified Military Leave. Loan payments shall be suspended during a period of Qualified Military Service, as defined in Code Section 414(u)(5). The duration of such period of service shall not be taken into account in determining the maximum permissible term of the loan under Code Section 72(p) and the regulations promulgated thereunder. Following the Participant's timely reemployment after a period of Qualified Military Service, loan payments shall resume at an amount no less than required by the terms of the original loan, and at a frequency such that the loan will be repaid in full during a period that is no longer than the "latest permissible term of the loan" (defined as latest date permitted under Code Section 72(p)(2)(B) plus the period of suspension due to such military service).

F.
Spousal Consent. Any Participant whose Account is subject to the annuity provisions set forth in Schedule II must obtain the consent of his Spouse, if any, within the 90-day period before the time the Participant's vested Account is used as collateral security for the loan, unless not otherwise required by law. Such consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. A new consent is required if the Account balance is used for any increase in the amount of security.

G.
Restrictions on Loans. No Participant shall have more than two loans under this Section 6.06 outstanding at the same time. However, if a Participant who previously participated in one of the Merging Plans that permitted multiple loans has more than two loans outstanding, or if a Participant in a plan that subsequently merges into this Plan has more than two loans outstanding under such merging plan at the date of merger, such Participant may, in accordance with the terms of such loans, continue to have more than two such loans without violating this provision.

H.	Nondiscrimination. Loans will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

I.
Default. Failure to make a payment within 90 days of the date payment is due will generally constitute a default, unless loan procedures adopted pursuant to this Section 6.06 and applicable law do not so require. The Plan Administrator may establish additional rules and procedures for handling loan defaults, including, but not limited to, restrictions on future borrowing.

J.	Procedure. The Plan Administrator will establish rules and procedures to administer Participant loans.
Section 6.07    QUALIFIED RESERVIST DISTRIBUTIONS. Effective as of January 1, 2010, any Participant who is a Qualified Reservist may withdraw the portion of his Account balance attributable to his own Compensation Deferral and Catch-Up Contributions regardless of age or employment status to the extent that such distribution is a "Qualified Reservist Distribution." For purposes of this Section, a "Qualified Reservist Distribution" is:

A.	a distribution of Compensation Deferral and Catch-up Contributions;

B.	made to a Participant who is a Qualified Reservist who was ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and

C.	made during the period beginning on the date of such order or call and ending at the close of the active duty period.

For purposes of this Section, a "Qualified Reservist" is an individual who is a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code) ordered or called to active duty after September 11, 2001.

The following special rules apply to a Qualified Reservist Distribution:

E.	Exception from the 10% Excise Tax for Early Withdrawals. A Qualified Reservist Distribution shall be exempt from the 10% excise tax under Code Section 72(t) for early withdrawals.

F.
Qualified Reservist Distributions May be Contributed to an IRA. The Participant who receives a Qualified Reservist Distribution may, at any time during the two-year period beginning on the date after the end of the active duty period, make one or more contributions to an individual retirement account of such individual in an aggregate amount not to exceed the amount of such Qualified Reservist Distribution. The dollar limitations otherwise applicable to contributions to individual retirement accounts shall not apply to any contribution made pursuant to the preceding sentence; provided, however, that no deduction shall be allowed for any such contribution. In any event, the two-year period referred to above for making re-contributions of Qualified Reservist Distributions shall not end before August 17, 2008. In no event shall the Participant be permitted to re-contribute a Qualified Reservist Distribution to this Plan.

G.
Tie-Breaker Rule. If a Participant receives a distribution that satisfies the requirements to be a Qualified Reservist Distribution and a distribution described in Section 5.13(D), the distribution will be treated as a Qualified Reservist Distribution.

ARTICLE VII
EMPLOYER ADMINISTRATIVE PROVISIONS
Section 7.01    ESTABLISHMENT OF TRUST. The Company shall execute a Trust Agreement with one or more persons or parties who shall serve as the Trustee. The Trustee so selected shall serve as the Trustee until otherwise replaced or said Trust Agreement is terminated. The Company may, from time to time, enter into such further agreements with the Trustee or other parties and make such amendments to said Trust Agreement as it may deem necessary or desirable to carry out this Plan. Any and all rights or benefits that may accrue to a person under this Plan shall be subject to all the terms and provisions of the Trust Agreement.
Section 7.02    INFORMATION TO PLAN ADMINISTRATOR. Each Employer shall supply current information to the Plan Administrator as to the name, date of birth, date of employment, annual compensation, leaves of absence, Years of Service, and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information that the Plan Administrator considers necessary.
Section 7.03    NO LIABILITY. The Employer assumes no obligation or responsibility to any of its Employees, Participants or Beneficiaries for any act of, or failure to act, on the part of the Plan Administrator or the Trustee.
Section 7.04    INDEMNITY BY EMPLOYER. Each Employer indemnifies and saves harmless the Plan Administrator, any committee of the Board, and each of them individually, from and against any and all loss (including reasonable attorneys' fees and costs of defense) resulting from liability to which the Plan Administrator, or the members of a committee, may be subjected by reason of any act or conduct in their official capacities in the administration of the Trust or this Plan or both, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 7.04 shall not relieve the Plan Administrator or member of a committee from any liability he may have under ERISA for breach of a fiduciary duty to the extent such indemnification is prohibited by ERISA. Furthermore, the committee members and the Employer may execute a letter agreement further delineating the indemnification agreement of this Section 7.04, provided the letter agreement must be consistent with and shall not violate ERISA.
Section 7.05    INVESTMENT FUNDS. The Plan Administrator shall establish certain investment funds (the "Investment Funds"), rules governing the administration of the Investment Funds, and procedures for directing the investment of Participant Accounts among the Investment Funds. The Trustee shall invest and reinvest the principal and income of each Account in the Trust Fund as required by ERISA and as directed by Participants. The Plan Administrator reserves the right to change the investment options available under the Plan (other than the Employer Common Stock Fund) and the rules governing investment designations at any time and from time to time.
Notwithstanding the foregoing, the Plan shall have an "Employer Common Stock Fund" as one of the Investment Funds available to Participants under the Plan. The Employer Common Stock Fund shall consist of stock of the Company and cash or cash equivalents needed to meet obligations of such fund or for the purchase of stock of the Company. One of the purposes of the Plan is to provide Participants with the opportunity to hold directly or indirectly ownership interests in the Company. To the extent practicable, all available assets of the Employer Common Stock Fund shall be used to purchase Shares, which shall be held by the Trustee and allocated to Participant Accounts until distribution in kind or sale for distribution of cash to Participants or Beneficiaries or until disposition is required to implement changes in investment designations. In addition to the Employer Common Stock Fund, all or any portion of the remaining Trust Fund may consist of Shares. The Trustee may acquire or dispose of Shares as necessary to implement Participant directions and may net transactions within the Trust Fund. In addition, when acquiring Shares, the Trustee may acquire Shares directly from the Company or on the open market as necessary to effect Participant directions. In either case, the price paid for such Shares shall not exceed the fair market value of the Shares. The fair market value of the Shares acquired directly from the Company shall mean the mean between the high and low bid and ask prices as reported by the New York Stock Exchange on the date of such transaction. Notwithstanding the foregoing, the Plan Administrator may establish limitations on the amount or portion of a Participant's Account that may be invested in any single Investment Fund.
Each Investment Fund (other than the Employer Common Stock Fund) shall be established by the Trustee at the direction of the Plan Administrator. Investment Funds may, as so determined, consist of preferred and common stocks, bonds, debentures, negotiable instruments and evidences of indebtedness of every kind and form, or in securities and units of participation issued by companies registered under the Investment Companies Act of 1940, master limited partnerships or real estate investment trusts, or in any common or collective fund established or maintained for the collective investment and reinvestment of assets of pension and profit sharing trusts that are exempt from federal income taxation under the Code, or any combination of the foregoing. The Trustee shall hold, manage, administer, invest, reinvest, account for and otherwise deal with the Trust Fund and each separate Investment Fund as provided in the Trust Agreement.
Anything in the Plan or Trust Agreement to the contrary notwithstanding, the Trustee shall not sell, alienate, encumber, pledge, transfer or otherwise dispose of, or tender or withdraw, any Shares held by it under the Trust Agreement, except (i) as specifically provided for in the Plan or (ii) in the case of a "Tender Offer" as directed in writing by a Participant (or Beneficiary, where applicable) on a form provided or approved by the Plan Administrator and delivered to the Trustee. For the purposes hereof, a Tender Offer shall mean any offer for, or request for or invitation for tenders of, or offer to purchase or acquire, any Shares that is directed generally to shareholders of the Employer or any transaction that may be defined as a Tender Offer under rules or regulations promulgated by the Securities and Exchange Commission. To the extent that any money or other property is received by the Trustee as a result of a tender of Shares not prohibited by the preceding sentence, such money or property shall be allocated to such other Investment Fund(s) as directed by the Participants in whose Account the Shares so tendered were held.
Section 7.06    EMPLOYEE STOCK OWNERSHIP PLAN. Effective as of January 1, 2009, the Employer Common Stock Fund shall be designated an Employee Stock Ownership Plan ("ESOP") within the meaning of Code Section 4975(e). The ESOP portion of the Plan, consisting of the Employer Common Stock Fund, shall be maintained and offered as an Investment Fund under the Plan notwithstanding any contrary provision herein. All dividends paid with respect to shares of Company common stock held in the Trust shall (i) be retained by the Trustee and added to the corpus of the Trust and the Employer Common Stock Fund, (ii) be paid in cash directly to Plan Participants, Former Participants and Beneficiaries, or (iii) be paid to the Trustee and distributed in cash to Participants, Former Participants and Beneficiaries not later than ninety (90) days after the close of the Plan Year in which the dividend was paid. The Plan Administrator shall determine, in its sole discretion, whether dividends will be paid directly to Participants, Former Participants and Beneficiaries or will be paid to the Trustee for distribution within ninety (90) days after the close of the Plan Year in which the dividend was paid. In the event of a distribution or payment of dividends to Participants, Former Participants and Beneficiaries, each Participant, Former Participant and Beneficiary of a deceased Participant shall receive the dividends paid on the shares of Company common stock allocated to his Account in the Plan on the dividend record date. Each Participant, Former Participant and Beneficiary with an account in the ESOP portion of the Plan shall be permitted to elect whether to have the dividends allocable to the shares of Company common stock held in his Account payable in cash or deposited to his Account in the ESOP portion of the Plan and reinvested in shares of the Company's common stock. In the event a Participant, Former Participant or Beneficiary fails to make an election, dividends will be reinvested in the ESOP portion of the Plan. The Plan Administrator shall establish rules and procedures for the election to be offered to Participants, Former Participants and Beneficiaries that satisfy the following requirements:

A.	Participants, Former Participants and Beneficiaries shall be given a reasonable opportunity in which to make the election before the dividends are paid or distributed to them;

B.	Participants, Former Participants and Beneficiaries shall be given a reasonable opportunity to change their elections at least annually; and

C.
If there is a change in the Plan terms governing the manner in which the dividends are paid or distributed, Participants, Former Participants and Beneficiaries shall be given a reasonable opportunity to make elections under the new Plan terms before the first dividends subject to such new Plan terms are paid or distributed.

Notwithstanding the foregoing, if a Participant receives a hardship withdrawal under Section 6.01 of the Plan, such Participant must receive any dividends payable with respect to his interest in the ESOP portion of the Plan in cash. In addition, notwithstanding anything to the contrary in Section 4.01 of the Plan, a Participant shall always be treated as fully vested in dividends payable with respect to his interest in the ESOP portion of the Plan without regard to whether or not such Participant is fully vested in his Account in the Plan and the shares of Company common stock allocable to the Participant's Account and on which such dividends are paid. The provisions of this Section 7.06 are intended to satisfy the requirements in Code Section 404(k)(2)(A)(iii) regarding the deductibility of dividends paid with respect to employer securities held by an employee stock ownership plan. Any modification or amendment of the Plan may be made retroactively, as necessary or appropriate, to meet any requirement of Code Section 404(k). The election provided under this Section is available only to the extent that the Company may deduct dividends paid with respect to employer securities held by the Employer Common Stock Fund under Code Section 404(k).

ARTICLE VIII
PARTICIPANT ADMINISTRATIVE PROVISIONS
Section 8.01    PERSONAL DATA TO PLAN ADMINISTRATOR. Each Participant and each Beneficiary of a deceased Participant must furnish to the Plan Administrator such evidence, data or information as the Plan Administrator considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Plan Administrator, provided the Plan Administrator shall advise each Participant of the effect of his failure to comply with its request.
Section 8.02    ADDRESS FOR NOTIFICATION.    Each Participant and each Beneficiary of a deceased Participant shall file with the Plan Administrator, from time to time, in writing, or otherwise notify the Plan Administrator (in accordance with its rules and procedures) of, his post office address and any change of post office address. To the extent permitted by law, any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Plan Administrator, or as shown on the records of the Employer, shall bind the Participant, or Beneficiary, for all purposes of this Plan.
Section 8.03    ASSIGNMENT OR ALIENATION. Subject to Code Section 414(p) relating to qualified domestic relations orders or as otherwise permitted or required by law (e.g., certain Federal tax levies, Plan overpayments), (i) neither a Participant nor a Beneficiary shall anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee shall not recognize any such anticipation, assignment or alienation and (ii) a benefit under the Plan shall not be subject to attachment, garnishment, levy, execution or other legal or equitable process.
Section 8.04    NOTICE OF CHANGE IN TERMS. The Employer, within the time prescribed by ERISA and the applicable regulations, shall furnish all Participants and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.
Section 8.05    PARTICIPANT DIRECTION OF INVESTMENT. The Plan Administrator shall establish rules governing the administration of Investment Funds and procedures for Participant direction of investment, including rules governing the timing, frequency and manner of making investment elections. The Plan Administrator reserves the right to change the investment options available under the Plan (other than the Employer Common Stock Fund) and rules governing investment designations from time to time. Nothing in this or any other provision of the Plan shall require the Trustee or the Plan Administrator to implement Participant investment directions or changes in such directions, or to establish any rules and procedures, other than on an administratively practicable basis.
Each Participant shall, in accordance with rules and procedures established by the Plan Administrator, direct that his Account and contributions thereto be invested and reinvested in any one or more of the Investment Funds. The investment of any such monies shall be subject to such restrictions as the Plan Administrator may determine, in its sole discretion, to be advisable or necessary under the circumstances. Moreover, in accordance with rules and procedures established by the Plan Administrator Participants may, when administratively practicable, be permitted to change their current and prospective investment designations through telephone, "on-line" or similar instructions to the. Trustee or its authorized agent on a frequency established under such rules and procedures, as in effect from time to time.
The exercise of investment direction by a Participant will not cause the Participant to be a fiduciary solely by reason of such exercise, and neither the Trustee nor any other fiduciary of this Plan will be liable for any loss or any breach that results from the exercise of investment direction by the Participant. The investment designation rules and procedures established under the Plan shall be and are intended to be in compliance with the requirements of ERISA Section 404(c) and the regulations thereunder.
In no event shall Participants be permitted to direct that any portion of their Accounts and/or any additional contributions be invested in the Employer Common Stock Fund until Cardinal Health, Inc., the Plan, the Trustee and all other relevant parties have fully complied with such requirements, including, but not limited to, federal and state securities laws, as the Plan Administrator has determined to be applicable. The Plan Administrator may restrict the ability of any person covered under Section 16 of the Securities Exchange Act of 1934, as amended, or any other corporate insider of the Employer to direct the investment of his Account in the Employer Common Stock Fund. Notwithstanding any provision to the contrary, the Plan Administrator may, in its sole discretion and where the terms of any relevant investment contracts, regulated investment companies or pooled or group trusts so require, impose special terms, conditions and restrictions upon a Participant's right to direct the investment in, or transfer into or out of, such contracts, companies or trusts, or the timing or terms applicable to such transaction.
Notwithstanding the foregoing, but subject to rules and procedures established by the Plan Administrator, Participants, Former Participants and Beneficiaries under the Plan shall be permitted to change their investment direction both as to future contributions to the Plan, if any, and with respect to existing Account balances, at any time. Accordingly, there are no restrictions on the rights of a Participant, Former Participant or Beneficiary to diversify any amounts credited to his or Account within the Employer Common Stock Fund.
Section 8.06    CHANGE OF INVESTMENT DESIGNATIONS. Each Participant who is entitled to direct the investment of additional contributions to be allocated to his Account in accordance with Section 8.05 hereof may select how such additional contributions are to be invested. Such investment directions shall be made in accordance with applicable rules and procedures established by the Plan Administrator.
Each Participant may prospectively re-elect how those amounts then held in his Account are to be reinvested in the various Investment Funds until otherwise changed or modified. Such investment directions shall be made in accordance with applicable rules and procedures established by the Plan Administrator.
Notwithstanding the foregoing to the contrary, the Plan Administrator may, in its sole discretion and where the terms of any relevant investment contract, regulated investment companies or pooled or group trusts so require, or where ERISA fiduciary obligations and considerations so merit, impose special terms, conditions and restrictions upon a Participant's right to direct the investment in, or transfer into or out of, such contracts, companies or trusts.
Section 8.07    LITIGATION AGAINST THE TRUST. If any legal action filed against the Trustee or the Plan Administrator, by or on behalf of any Participant or Beneficiary, results adversely to the Participant or to the Beneficiary, the Trustee shall reimburse itself and the Plan Administrator, all costs and fees expended by it or them by surcharging all costs and fees against the sums payable under the Plan to the Participant or to the Beneficiary, but only to the extent a court of competent jurisdiction specifically authorizes and directs any such surcharges and only to the extent Code Section 401(a)(13) does not prohibit any such surcharges.
Section 8.08    INFORMATION AVAILABLE. Any Participant in the Plan or any Beneficiary may examine copies of the Plan, the Trust, the Plan description, the latest annual report, any bargaining agreement, contract or any other instrument under which the Plan was established or is operated. The Company will maintain all of the items listed in this Section 8.08 in its offices, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary, the Employer shall furnish him with a copy of any item listed in this Section 8.08. The Employer may make a reasonable charge to the requesting person for the copy so furnished.
Section 8.09    APPEAL PROCEDURE FOR DENIAL OF BENEFITS. The Plan Administrator shall provide adequate notice in writing to any Participant or to any Beneficiary (the "Claimant") whose claim for benefits under the Plan has been denied. All claims for benefits under the Plan or other claims related thereto must be made within one year of the date the Claimant became entitled thereto or, if later, knew or should have known that such claim existed. The Plan Administrator's notice to the Claimant shall set forth:

(i)	The specific reason for the denial;

(ii)	Specific references to pertinent Plan provisions on which the denial is based;

(iii)	A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed;

(iv)
That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Plan Administrator within 90 days after receipt of the notice of denial of benefits. The notice must further advise the Claimant that his failure to appeal the action to the Plan Administrator in writing within the 90-day period will render the determination final, binding and conclusive; and

(v)	An explanation that, if an adverse determination is made on review, the Claimant has the right to bring civil action under Section 502(a) of ERISA.

If the Claimant appeals to the Plan Administrator, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Claimant, or his duly authorized representative, shall be provided, upon request and free of charge, reasonable access to and copies of all documents and other information relevant to the Claimant's claim for benefits. The Plan Administrator shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Plan Administrator shall advise the Claimant of its decision within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day limit unfeasible, but in no event shall the Plan Administrator render a decision respecting a denial for a claim for benefits later than 120 days after its receipt of a request for review.
Section 8.10    CLAIMS INVOLVING BENEFITS RELATED TO TOTAL DISABILITY. Notwithstanding the provisions of Section 8.09, the Plan Administrator shall comply with and follow the applicable Department of Labor Regulations for claims involving a determination of Total Disability or benefits related to Total Disability, including, but not limited to:

A.
The Plan Administrator shall advise a Claimant of the Plan's adverse benefit determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. If the Plan Administrator determines that due to matters beyond control of the Plan, such decision cannot be reached within 45 days, an additional 30 days may be provided and the Plan Administrator shall notify the Claimant of the extension prior to the end of the original 45-day period. The 30-day extension may be extended for a second 30-day period, if before the end of the original extension, the Plan Administrator determines that due to circumstances beyond the control of the Plan, a decision cannot be rendered within the extension period.

B.	Claimants shall be provided at least 180 days following receipt of benefit denial in which to appeal such adverse determination.

C.
The Plan Administrator shall review the Claimant's appeal and notify the Claimant of its determination within a reasonable period of time, but not later than 45 days after receipt of the Claimant's request for review. Should the Plan Administrator determine that special circumstances (such as the need to hold a hearing) require an extension of time for processing the appeal, the Plan Administrator shall notify the Claimant of the extension before the end of the initial 45 day period. Such an extension, if required, shall not exceed 45 days.

Section 8.11    STATUTE OF LIMITATIONS FOR CIVIL ACTIONS. For purposes of filing any civil action against the Plan upon the exhaustion of all other available administrative remedies, including under Section 502(a) of ERISA, legal action may be brought no later than one year from the date of completion of the Plan's claims appeal process, or if earlier, one year from the date the Claimant became entitled thereto or, if later, knew or should have known that such claim existed.

Section 8.12    USE OF ALTERNATIVE MEDIA. The Plan Administrator may include in any process or procedure for administering the Plan, the use of alternative media, including, but not limited to, telephonic, facsimile, computer or other such electronic means as available. Use of such alternative media shall be deemed to satisfy any Plan provision requiring a "written" document or an instrument to be signed "in writing" to the extent permissible under the Code, ERISA and applicable regulations.

ARTICLE IX
ADMINISTRATION OF THE PLAN
Section 9.01    ADMINISTRATOR, TRUSTEE AND FIDUCIARIES. The Plan Administrator shall serve as the “plan administrator” within the meaning of the Section 3(16)(A) of ERISA and “administrator” within the meaning of the Code. Each Employer shall be responsible to ensure that its contributions are made to the Trust to the extent required by the terms of the Plan or applicable law. The Company shall have the sole authority to appoint and remove the Trustee. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust.
To the extent permitted by law, each Plan fiduciary may rely upon any direction, information or action of another fiduciary as being proper under this Plan and the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. To the extent permitted by law, it is intended under this Plan and the Trust that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.
Section 9.02    PLAN ADMINISTRATOR POWERS AND DUTIES. The Plan Administrator shall have full power, authority and discretion to control and manage the operation and administration of the Plan. The discretionary authority of the Plan Administrator shall include, but not be limited to, the following:

A.	To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Account, and the Nonforfeitable percentage of each Participant's Account;

B.	To adopt rules and procedures necessary for the proper and efficient administration of the Plan, provided the rules and procedures are not inconsistent with the terms of this Plan and the Trust;

C.
To construe, interpret and enforce the terms of the Plan and the rules and regulations it adopts, including the discretionary authority to interpret the Plan documents, documents related to the Plan's operation, and findings of fact;

D.	To direct the Trustee with respect to the crediting and distribution of the Trust;

E.	To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

F.	To furnish the Employer with information that the Employer may require for tax or other purposes;

G.	To engage such legal (including legal counsel of the Employer), accounting, recordkeeping, clerical, investment and/or administrative services that it may deem proper;

H.	To engage the service of agents (to perform fiduciary and/or nonfiduciary functions) whom it may deem advisable to assist it with the performance of its duties;

I.
To engage the services of an investment manager or investment managers (as defined in ERISA Section 3(38)), each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control;

J.
As permitted by the Employee Plans Compliance Resolution System ("EPCRS") issued by the Internal Revenue Service ("IRS"), as in effect from time to time, either directly or through its delegates, (i) to voluntarily correct any Plan qualification failure, including, but not limited to, failures involving Plan operation, impermissible discrimination in favor of highly compensated employees, the specific terms of the Plan document, or demographic failures; (ii) implement any correction methodology permitted under EPCRS; and (iii) negotiate the terms of a compliance statement or a closing agreement proposed by the IRS with respect to correction of a plan qualification failure;

K.	To allocate fiduciary responsibilities (other than the trustee responsibilities as defined in Section 405(c)(3) of ERISA);

L.	To delegate responsibility to others, including but not limited to the Financial Benefit Plans Committee or such other committee established by the Company or the Benefits Group of the Company;

M.	To keep such records, books of accounts, data and other documents as may be necessary for the proper administration of the Plan;

N.
To prepare and distribute to Participants and Beneficiaries information concerning the Plan and their rights under the Plan, including, but not limited to, information that is required to be distributed by ERISA, the Code, regulations under each, or by any other applicable law;

O.
To file with the Secretary of Treasury or the Secretary of Labor such reports and additional documents as may be required to be filed (or deemed appropriate to be filed) under the Code, ERISA and regulations issued under each; and

P.	To do all things necessary to operate and administer the Plan in accordance with its provisions and in compliance with applicable provisions of law.
When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant, Beneficiary, the Employer, the legal counsel,

or the Trustee. Benefits under the Plan shall be paid only if the Plan Administrator (or its delegate) decides in its discretion that the applicant is entitled to benefits under the Plan.
Section 9.03    APPLICATION AND FORMS FOR BENEFITS. The Plan Administrator may require a Participant or Beneficiary to complete and file with the Plan Administrator an application for a benefit and all other forms approved by the Plan Administrator, and to furnish all pertinent information requested by the Plan Administrator. To the extent permitted by law, the Plan Administrator may rely upon all such information so furnished to it, including the Participant's or Beneficiary's current mailing address.
Section 9.04    AUTHORIZATION OF BENEFIT PAYMENTS. The Plan Administrator shall issue directions to the Trustee concerning all benefits that are to be paid from the Trust Fund pursuant to the provisions of the Plan, or establish other rules and procedures on which the Trustee may act.
Section 9.05    FUNDING POLICY. The Company shall, from time to time, review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Plan Administrator or its delegate shall communicate periodically, as it deems appropriate, to the Trustee and to any Plan investment manager, the Plan's short-term and long-term financial needs so that investment policy can be coordinated with Plan financial requirements.
Section 9.06    SEPARATE ACCOUNTING. The amounts in a Participant's Compensation Deferral Account, Safe Harbor Matching Account and (if applicable) his Qualified Matching Contribution Account and Qualified Non-elective Contribution Account shall at all times be separately accounted for from amounts in a Participant's Non-Safe Harbor Matching Accounts, Employer Contributions Account, Special Contributions Account, Rollover Account, Transfer Accounts) and other contribution accounts, if any. Amounts credited to such subaccounts shall be allocated among the Participant's designated investments on a reasonable pro rata basis, in accordance with the valuation procedures of the Trustee and the Investment Funds. The Trustee and the Plan Administrator shall also establish rules and procedures that they may change from time to time, for the purpose of adjusting the subaccounts of a Participant's Account for withdrawals, loans, distributions and contributions. Gains, losses, withdrawals, distributions, forfeitures and other credits or charges may be separately allocated among such subaccounts on a reasonable and consistent basis in accordance with such rules and procedures.
Section 9.07    VALUE OF PARTICIPANT'S ACCOUNT. The value of each Participant's Account shall be based on its fair market value on the appropriate Valuation Date, A valuation shall occur at least once every Plan Year, and otherwise in accordance with the terms of the Trust and rules and procedures established by the Plan Administrator. Periodically, on a frequency determined by the Plan Administrator and the Trustee, the Participant will receive a statement showing the transaction activity and value of his Account as of a date set forth in the statement.
Section 9.08    REGISTRATION AND VOTING OF EMPLOYER COMMON STOCK. All Shares acquired by the Trustee shall be held in the possession of the Trustee until disposed of pursuant to the provisions of the Plan or the Trust Agreement. Such Shares may be registered in the name of the Trustee or its nominee. Before each annual or special meeting of the Employer's shareholders, the Trustee shall send to each Participant a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote the Shares credited to his Account. Upon receipt of such instructions the Trustee shall vote the Shares as instructed. Any Shares held in Participants' Accounts, as to which the Trustee does not receive instructions, shall be voted in proportion to the voting instructions the Trustee has actually received in respect of Shares, unless the Trustee determines that to do so is not prudent, or the Trust provides otherwise.
Section 9.09    INDIVIDUAL STATEMENT. At least once each quarter, but within the time prescribed by ERISA and the regulations under ERISA, the Plan Administrator will deliver to each Participant (and to each Beneficiary of a deceased Participant) a statement reflecting the value of his Account in the Trust as of that date and such other information ERISA requires to be furnished to the Participant or Beneficiary. A Participant or Beneficiary shall notify the Plan Administrator or the Trustee in writing if he believes there is any error in the statement of his Account in the Plan no more than one year after the date the statement was issued. Each statement of a Participant's Account shall be deemed to be final and binding on the Participant or Beneficiary to whom it was issued upon the expiration of the one year period following the date the statement was issued. No Participant (except as acting as or on behalf of the Plan Administrator) shall have the right to inspect the records reflecting the Account of any other Participant.
Section 9.10    FEES AND EXPENSES FROM FUND. The Trustee shall receive reasonable annual compensation as may be agreed upon from time to time between the Company and the Trustee. Reasonable administrative expenses of the Plan shall be paid from the Trust, unless the Employer elects in its sole discretion to make such payment. Such expenses may include the reimbursement of the Employer for expenses, including the salary and expenses incurred by the Employer for employees who perform Plan administration services. The Plan Administrator shall provide written direction to the Trustee regarding the expenses to be paid or reimbursed from the Trust Fund. The Plan Administrator shall not treat any fee or expense paid, directly or indirectly, by the Employer as an Employer contribution. No person who is receiving full pay from the Employer shall receive compensation for services from the Trust Fund. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase and sale of securities shall be charged to each Investment Fund and/or Participant's Account, as applicable. Fees related to investments subject to Participant direction, and other fees resulting from or attributable to expenses incurred in relation to a Participant or Beneficiary or his Account may be charged to his Account to the extent permitted under the Code and ERISA.

ARTICLE X
TOP HEAVY RULES
Section 10.01    MINIMUM EMPLOYER CONTRIBUTION. If this Plan is "Top Heavy," as defined below, in any Plan Year, the Plan guarantees a minimum contribution (subject to the provisions of this Article X) of three percent of Compensation for each "Non-Key Employee," as defined below, who is a Participant employed by the Employer on the Accounting Date of the Plan Year without regard to Hours of Service completed during the Plan Year or to whether he has elected to make Compensation Deferral Contributions under Section 3.04, and who is not a Participant in a Top Heavy defined benefit plan maintained by the Employer. Participants who also participate in a Top Heavy defined benefit plan of the Employer shall receive the required minimum benefit in the defined benefit plan rather than in this Plan. The Plan satisfies the guaranteed minimum contribution for the Non-Key Employee if the Non-Key Employee's contribution rate is at least equal to the minimum contribution. For purposes of this paragraph, a Non-Key Employee Participant includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because his Compensation does not exceed a specified level.
If the contribution rate for the "Key Employee," as defined below, with the highest contribution rate is less than three percent, the guaranteed minimum contribution for Non-Key Employees shall equal the highest contribution rate received by a Key Employee. The contribution rate is the sum of Employer contributions (not including Employer contributions to Social Security) and forfeitures allocated to the Participant's Account for the Plan Year divided by his "Compensation," as defined below, not in excess of the compensation limitation under Code Section 401(a)(17) for the Plan Year. For purposes of determining the minimum contribution for a Plan Year, the Plan Administrator shall consider contributions made to any plan pursuant to a compensation reduction agreement or similar arrangement as Employer contributions. To determine the contribution rate, the Plan Administrator shall consider all qualified Top Heavy defined contribution plans maintained by the Employer as a single plan.
Notwithstanding the preceding provisions of this Section 10.01, if a defined benefit plan maintained by the Employer that benefits a Key Employee depends on this Plan to satisfy the anti-discrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the guaranteed minimum contribution for a Non-Key Employee is three percent of his Compensation regardless of the contribution rate for the Key Employees.
The minimum Employer contribution required (to the extent required to be Nonforfeitable under Section 416(b) of the Code) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).
Section 10.02    ADDITIONAL CONTRIBUTION. If the contribution rate (excluding Compensation Deferral Contributions) for the Plan Year with respect to a Non-Key Employee described in Section 10.01 is less than the minimum contribution, the Employer will increase its contribution for such Employee to the extent necessary so his contribution rate for the Plan Year will equal the guaranteed minimum contribution. Matching Contributions will be taken into account to satisfy the minimum contribution requirement under the Plan, or if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m). The additional contribution shall be allocated to the Account of a Non-Key Employee for whom the Employer makes the contribution.
Section 10.03    DETERMINATION OF TOP HEAVY STATUS. The Plan is "Top Heavy" for a Plan Year if the Top Heavy ratio as of the "Determination Date" exceeds sixty percent (60%). The Top Heavy ratio is a fraction, the numerator of which is the sum of the present value of the Accounts of all Key Employees as of the Determination Date, and the denominator of which is a similar sum determined for all Employees. For purposes of determining the present value of the Accounts for the foregoing fraction, contributions due as of the Determination Date and distributions made for any purpose within the one-year period ending on the Determination Date shall be included. In addition, distributions made within the five-year period ending on the Determination Date shall be included if such distributions were made for reasons other than upon Severance from Employment, death or. Total Disability (e.g., in-service withdrawals); provided, however, that no distribution shall be counted more than once. In addition, the Top Heavy ratio shall be calculated by disregarding the Account (including distributions, if any, of the Account balance) of an individual who has not received credit for at least one Hour of Service with the Employer during the one-year period ending on the Determination Date in such calculation. The Top Heavy ratio, including the extent to which it must take into account distributions, rollovers, and transfers, shall be calculated in accordance with Code Section 416 and the Treasury Regulations thereunder.
If the Employer maintains other qualified plans (including a simplified employee pension plan), this Plan is Top Heavy only if it is part of the Required Aggregation Group, and the Top Heavy ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds 60%. The Top Heavy ratio shall be calculated in the same manner as required by the first paragraph of this Section 10.03, taking into account all plans within the Aggregation Group. To the extent distributions to a Participant must be taken into account, the Plan Administrator shall include distributions from a terminated plan that would have been part of the Required Aggregation Group if it were in existence on the Determination Date. The present value of accrued benefits and the other amounts the Plan Administrator must take into account, under defined benefit plans or simplified employee pension plans included within the group, shall be calculated in accordance with the terms of those plans, Code Section 416 and the Treasury Regulations thereunder. If an aggregated plan does not have a valuation date coinciding with the Determination Date, the accrued benefits or Accounts in the aggregated plan shall be valued as of the most recent valuation date falling within the 12-month period ending on the Determination Date. The Top Heavy ratio shall be valued with reference to the Determination Dates that fall within the same calendar year.
The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

Section 10.04    TOP HEAVY VESTING SCHEDULE. For any Plan Year for which the Plan is Top Heavy, as determined in accordance with this Article X, the Participant's Nonforfeitable percentage of his Employer Contributions, Special Contributions and Non-Safe Harbor Matching Contributions shall be calculated by applying the following schedule, to the extent that such schedule provides for vesting at a rate that is more rapid than the rate otherwise applicable to the Participant's benefit:

Years of Service	Percent Nonfortfeitable

Less than three (3)	0%
At least three (3) or more	100%
Section 10.05    DEFINITIONS. For purposes of applying the provisions of this Article X.

A.
"Key Employee" means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual Compensation greater than $170,000 (for 2015 and thereafter as adjusted under Code Section 416(i)(1)), a five-percent owner of the Employer, or a one-percent owner of the Employer having annual Compensation of more than $150,000. The constructive ownership rules of Code Section 318 (or the principles of that section, in the case of an unincorporated Employer) will apply to determine ownership in the Employer. The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and the Treasury Regulations under that Code Section.

B.	"Non-Key Employee" is an Employee who does not meet the definition of Key Employee.

C.
"Compensation" shall mean the first $265,000 (for 2015 and thereafter as adjusted in accordance with Code Section 401(a)(17)) of Compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement that are excludible from the Employee's gross income under Section 125, "deemed compensation" under Code Section 125 pursuant to Revenue Ruling 2002-27, Section 132(0(4), Section 402(a)(8), Section 402(h) or Section 403(b) of the Code.

D.	"Required Aggregation Group" means:

(i)	Each qualified plan of the Employer in which at least one Key Employee participates at any time during the five Plan Year period ending on the Determination Date; and

(ii)	Any other qualified plan of the Employer that enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) or Code Section 410.

The Required Aggregation Group includes any plan of the Employer that was maintained within the last five years ending on the Determination Date on which a top heaviness determination is being made if such plan would otherwise be part of the Required Aggregation Group for the Plan Year but for the fact it has been terminated.

E.
"Permissive Aggregation Group" is the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Code Section 401(a)(4) and Code Section 410. The Plan Administrator shall determine which plans to take into account in determining the Permissive Aggregation Group.

F.
"Employer" shall mean all the members of a controlled group of corporations (as defined in Code Section 414(b)), of a commonly controlled group of trades or businesses (whether or not incorporated) (as defined in Code Section 414(c)), or an affiliated service group (as defined in Code Section 414(m)), of which the Employer is a part. However, ownership interests in more than one member of a related group shall not be aggregated to determine whether an individual is a Key Employee because of his ownership interest in the Employer.

G.	"Determination Date" for any Plan Year is the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of that Plan Year.

ARTICLE XI
MISCELLANEOUS
Section 11.01    EVIDENCE. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information that the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Plan Administrator shall be fully protected in acting and relying upon any evidence described under the immediately preceding sentence.
Section 11.02    NO RESPONSIBILITY FOR EMPLOYER ACTION. To the extent permitted by law, the Plan Administrator shall have no obligation or responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee. To the extent permitted by law, the Plan Administrator need not inquire into or be responsible for any action or failure to act on the part of others.
Section 11.03    FIDUCIARIES NOT INSURERS. The Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money that may be or becomes due to any person from the Trust Fund. The liability of the Plan Administrator to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.
Section 11.04    WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice, unless the Code or Treasury Regulations require the notice, or ERISA specifically or impliedly prohibits such a waiver.
Section 11.05    SUCCESSORS. The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, the Plan Administrator and their successors.
Section 11.06    WORD USAGE. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as singular and the singular as the plural.
Section 11.07    HEADINGS. The headings are for reference only. In the event of a conflict between a heading and the content of a section, the content of the section shall control.
Section 11.08    STATE LAW. Ohio law shall determine all questions arising with respect to the provisions of this agreement except to the extent a federal statute supersedes Ohio law. Any proceeding arising out of or relating to the Plan shall be adjudicated in the federal courts for the Southern District of Ohio or in the courts of the State of Ohio located in the district embraced by the federal courts for the Southern District of Ohio.
Section 11.09    EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan, and nothing with respect to the establishment of the Trust, any modification or amendment to the Plan or the Trust, the creation of any Account, or the payment of any benefit, shall give any Employee, Employee-Participant or Beneficiary any right to continue employment, or any legal or equitable right against the Employer, or an Employee of the Employer, the Trustee or its agents or employees, or the Plan Administrator. Nothing in the Plan shall be deemed or construed to impair or affect in any manner the right of the Employer, in its discretion, to hire Employees and, with or without cause, to discharge or terminate the service of Employees.

ARTICLE XII
EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION
Section 12.01    EXCLUSIVE BENEFIT. Except as provided under Article III, the Employer shall have no beneficial interest in any asset of the Trust and no part of any asset in the Trust shall ever revert to or be repaid to the Employer, either directly or indirectly; nor prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, shall any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries.
Section 12.02    AMENDMENT BY COMPANY. The Company shall have the right at any time and from time to time:

A.
To amend this agreement in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the appropriate provisions of the Code; and

B.	To amend this agreement in any other manner.
However, no amendment shall authorize or permit any part of the Trust Fund (other than the part required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment shall cause or permit any portion of the Trust Fund to revert to or become a property of the Employer. Furthermore, no amendment shall decrease a Participant's Account balance or accrued benefit or reduce or eliminate any benefits protected under Code Section 411(d)(6) with respect to a Participant with an Account balance or accrued benefit at the date of the amendment, except to the extent permitted under Code Section 412(c)(8) or other applicable law or regulation.
The Company shall make all amendments in writing. Amendments shall be considered properly authorized by the Company if approved or ratified by the Board, any committee of the Board, an authorized officer of the Company, or another authorized party, unless the subject of the amendment has been reserved to the Board or another authorized party. Each amendment may be executed by any authorized officer of the Company.
Section 12.03    AMENDMENT TO VESTING PROVISIONS. Although the Company reserves the right to amend the vesting provisions at any time, an amended vesting schedule shall not be applied to reduce the Nonforfeitable percentage of any Participant's Account derived from Employer contributions (determined as of the later of the date the Company adopts the amendment, or the date the amendment becomes effective) to a percentage less than the Nonforfeitable percentage computed under the Plan without regard to the amendment. An amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new schedule becomes effective.
If the Company makes a permissible amendment to the vesting provisions, each Participant having at least three Years of Service for vesting purposes with the Employer may elect to have the percentage of his Nonforfeitable Account Balance computed under the Plan without regard to the amendment. The Participant must file his election with the Employer within 60 days of the latest of (a) the Company's adoption of the amendment; (b) the effective date of the amendment; or (c) his receipt of a copy of the amendment. The Plan Administrator, as soon as practicable, shall forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. The election described in this Section 12.03 does not apply to a Participant if the amended vesting schedule provides for vesting that is at least as rapid at all times as the vesting schedule in effect prior to the amendment. For purposes of this Section 12.03, an amendment to the vesting schedule includes any amendment that directly or indirectly affects the computation of the Nonforfeitable percentage of an Employee's rights to his Employer-derived Account.
Section 12.04    DISCONTINUANCE. To the extent permitted by law, the Employer shall have the right, at any time, to suspend or discontinue its contributions under the Plan. The Company (acting through the Human Resources and Compensation Committee or other designated committee of the Board) shall have the right to terminate, at any time, this Plan and the Trust created under this agreement.
Section 12.05    FULL VESTING ON TERMINATION. Notwithstanding any other provision of this Plan to the contrary, upon either full or partial termination of the Plan, or, if applicable, upon the date of complete discontinuance of contributions to the Plan, an affected Participant's right to his Account shall be 100% Nonforfeitable.
Section 12.06    MERGER AND DIRECT TRANSFER. The Plan shall not be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer.
"Transfer Contributions" shall refer to any assets transferred by merger or direct transfer to the Plan on behalf of an Employee. A separate Transfer Account shall be established to reflect the value of such assets.
If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Sections 401(k)(2) and (10) continue to apply to those transferred elective contributions. See Schedule II for restrictions for amount received (by merger or otherwise) from a money purchase pension plan.
Section 12.07    TERMINATION. Upon termination of the Plan, the distribution provisions of Article IV and Article V shall remain operative, except that:

A.	If the present value of the Participant's Nonforfeitable Account does not exceed $1,000, the Plan Administrator will direct the Trustee to distribute to the Participant the Participant's Nonforfeitable Account to him in a lump sum as soon as administratively practicable after the Plan terminates; and

B.
If the present value of the Participant's Nonforfeitable Account exceeds $1,000, the Participant or the Beneficiary, in addition to the distribution events permitted under Articles IV and V, may elect to have the Trustee commence distribution of his Nonforfeitable Account as soon as administratively practicable after the Plan terminates.

The Trust shall continue until the Trustee, after written direction from the Plan Administrator, has distributed all of the benefits under the Plan. To liquidate the Trust, the Plan Administrator will, to the extent required, purchase a deferred annuity contract for each Participant that protects the Participant's distribution rights under the Plan, if the Participant's Nonforfeitable Account exceeds $1,000 ($5,000 prior to March 28, 2005), and the Participant does not elect an immediate distribution pursuant to this Section 12.07. Upon termination of the Plan, the amount, if any, in a suspense account under Article IV shall revert to the Employer, subject to the conditions of the Treasury Regulations permitting such a reversion.
The Employer has executed this Plan in Dublin, Ohio on the date set forth below.

CARDINAL HEALTH, INC.

By:	/s/ Carole Watkins

Its:	Chief Human Resources Officer

Date:	December 4, 2015

SCHEDULE I
MERGING PLANS

Entity	Name of Merged Plan	Merger Date
Comprehensive Reimbursement Consultants, Inc. ("CRC")	CRC 401(k) Retirement Plan	July 1, 1998

Cardinal Health 109, Inc. (f/k/a Owen Healthcare, Inc.)	Owen Healthcare, Inc. Employee Stock Ownership Plan	July 1, 1998

Cardinal Health 109, Inc. (f/k/a Owen Healthcare, Inc.)	Owen Healthcare, Inc. 401(k) Savings Plan	July 1, 1998

Cardinal Health 406, LLC (f/k/a Packaging Coordinators, Inc. ("PCI")	Packaging Coordinators, Inc. Profit Sharing Plan	July 1, 1998

Cardinal Health 406, LLC (f/k/a Packaging Coordinators, Inc. ("PCI")	Packaging Coordinators, Inc. Money Purchase Pension Plan	July 1, 1998

Pyxis Corporation ("Pyxis")	Pyxis Corporation 401(k) Plan	July 1, 1998

Cardinal Health 409, Inc. (f/k/a R.P. Scherer Corporation)	R.P. Scherer Corporation Retirement Savings Plan	September 1, 1999

Automatic Liquid Packaging, Inc.	Automatic Liquid Packaging, Inc. Employees 401(k) Savings Plan	January 1, 2001

Pacific Surgical Innovations, Inc.	Pacific Surgical Innovations, Inc. 401(k) Plan	January 1, 2001

Ransdell Surgical, Inc.	Ransdell Surgical, Inc. 401(k) Salary Reduction Plan and Trust	January 1, 2001

International Processing Corp.	International Processing Corp. 401(k) Plan	July 1, 2001

American Threshold Industries, Inc.	American Threshold Industries, Inc. 401(k) Profit Sharing Plan	September 1, 2001

Cardinal Health, Inc.	Cardinal Health, Inc., Frozen Retirement Plan	December 1, 2001

Entity	Name of Merged Plan	Merger Date

Premier Pharmacy Services, P.C.	Premier Pharmacy Services, P.C. 40 (k) Plan	May 1, 2002

Professional Health-Care Resources, Inc.	PhR 401(k) Plan	November 1, 2002

Boron, LePore & Associates, Inc.	Boron, LePore & Associates, Inc. Profit Sharing Plan	January 2, 2003

Cardinal Health 100, Inc. (f/k/a Bindley Western Industries, Inc.)	Profit Sharing Plan of Bindley Western Industries, Inc. & Subsidiaries	January 3, 2003

Cardinal Health 200, Inc. (f/k/a Allegiance Corporation	Allegiance Retirement Plan for Union Employees of Hayward, California	February 1, 2003

Cardinal Health 405, Inc. (f/k/a Magellan Laboratories, Incorporated)	Magellan Laboratories, Inc. Profit Sharing Trust	February 5, 2003

Beckloff Associates, LLC	Beckloff Associates, Inc. 401(k) Profit Sharing Plan	August 2, 2004

Snowden Pencer, Inc.	Snowden Pencer, Inc. 401(k) Profit Sharing Plan	August 3, 2004

Cardinal Health, Inc.	Cardinal Health Prior Retirement Accounts Plan	December 16, 2004

Cardinal Health, Inc.	Cardinal Health Profit Sharing, Retirement and Savings Plan for PRN Employees	December 16, 2004

Cardinal Health 303, Inc. (f/k/a ALARIS Medical Systems, Inc.)	ALARIS Medical Systems Retirement Investment Plan	January 1, 2005

Cardinal Health 414, Inc. (fka/Syncor International Corporation	Syncor International Corporation Employees' Savings and Stock Ownership Plan	May 28, 2010

Kinray, Inc.	Kinray, Inc. 401(k) Plan	December 30, 2011

RGH Enterprises, Inc. (d/b/a AssuraMed)	RGH Enterprises, Inc. 401(k) Profit Sharing Plan	December 31, 2013

SCHEDULE II
ANNUITY DISTRIBUTIONS TO CERTAIN PARTICIPANTS
A.    APPLICATION OF QUALIFIED JOINT AND SURVIVOR ANNUITY PROVISIONS. The provisions of Schedule II shall apply only to those Participants who (a) participated in the Packaging Coordinators, Inc. Money Purchase Pension Plan and have a portion of their Account derived from said plan, or (b) certain other individuals as may be identified in this Schedule II. The Trustee shall distribute the Nonforfeitable Account balance of a Participant to whom this Section applies in the form of a "Qualified Joint and Survivor Annuity," unless the Participant makes a valid waiver election (described in B) within the 180-day period ending on the "Annuity Starting Date." The Annuity Starting Date means the first day of the first period for which an amount is payable as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred that entitle the Participant to such benefit. A Qualified Joint and Survivor Annuity is an immediate annuity that is purchasable from a commercial insurer with the Participant's Nonforfeitable Account Balance and which is payable for the life of the Participant with, if the Participant is married on the Annuity Starting Date, a survivor annuity for the life of the Participant's surviving Spouse equal to 50% of the amount of the annuity payable during the joint lives of the Participant and his Spouse. A “Qualified Optional Survivor Annuity” may also be elected by the Participant, which is an immediate annuity that is purchasable from a commercial insurer with the Participant's Nonforfeitable Account Balance and which is payable for the life of the Participant with, if the Participant is married on the Annuity Starting Date, a survivor annuity for the life of the Participant's surviving Spouse equal to 75% of the amount of the annuity payable during the joint lives of the Participant and his Spouse. The Trustee shall pay the Participant's Nonforfeitable Account Balance in a lump sum, in lieu of a Qualified Joint and Survivor Annuity, if the Participant's Nonforfeitable Account Balance at the time distribution commences is not greater than $1,000.
If the Participant has in effect a valid waiver election regarding the Qualified Joint and Survivor Annuity, the Trustee shall distribute the Participant's Nonforfeitable Account Balance in accordance with Section 5.04 of the Plan. For purposes of applying this Schedule II, a former Spouse shall be treated as the Participant's Spouse or surviving Spouse to the extent provided under a qualified domestic relations order (as defined in Code Section 414(p)).
B.    WAIVER ELECTION - QUALIFIED JOINT AND SURVIVOR ANNUITY. With respect only to those Participants subject to this Schedule II, no less than 30 days (or seven days, if the 30-day period is waived by the Participant and the Participant's Spouse, if applicable), nor more than 180 days before the Participant's Annuity Starting Date, such Participants shall be provided with a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity, the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, the rights of the

Participant's Spouse regarding the waiver election, and the Participant's right to make, and the effect of, a revocation of a waiver election.
A married Participant's waiver election is not valid unless:

(i)
The Participant's Spouse (to whom the survivor annuity is payable under the Qualified Joint and Survivor Annuity) has consented in writing to the waiver election, the Spouse's consent acknowledges the effect of the election, and a notary public or a Plan representative witnesses the Spouse's consent; and

(ii)
If the Spouse is not the Participant's sole primary Beneficiary, the Spouse consents to the Participant's Beneficiary designation or to any change in the Participant's Beneficiary designation, or the Spouse expressly permits designations by the Participant without any further spousal consent.

A Participant's waiver of the Qualified Joint and Survivor Annuity form of benefit shall not be effective unless the election designates a form of benefit payment that may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). Any consent by a Spouse obtained under this provision or establishment that the consent of a Spouse may not be obtained shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited No consent obtained under this provision shall be valid unless the Participant has received notice as provided in this Schedule II. The Spouse's consent to a waiver of the Qualified Joint and Survivor Annuity is irrevocable unless the Participant revokes the waiver election.
The Trustee or Plan Administrator may accept as valid a waiver election that does not satisfy the spousal consent requirements if the Trustee or Plan Administrator establishes that the Participant does not have a Spouse, the Trustee or Plan Administrator is not able to locate the Participant's Spouse, or other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement.
C.    DISTRIBUTION BEGINNING AFTER DEATH OF CERTAIN EMPLOYEES PARTICIPATING PRIOR TO JULY 1, 1998. If a married Participant dies prior to his Annuity Starting Date, the Trustee shall distribute the married Participant's Nonforfeitable Account Balance to the Participant's surviving Spouse as a "Preretirement

Survivor Annuity," unless the Participant has made a valid waiver election pursuant to Section D. An unmarried Participant's Nonforfeitable Account Balance shall be payable to his designated Beneficiary.
The Preretirement Survivor Annuity is an annuity payable to the Participant's surviving Spouse for life. The Participant's Nonforfeitable Account Balance shall be applied to the purchase of an annuity for the surviving Spouse's life. The surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.
Notwithstanding the foregoing, if the Participant's Nonforfeitable Account Balance at the time the distribution commences is not greater than $1,000, the Participant's Nonforfeitable Account Balance shall be paid in a single lump sum to the Participant's surviving Spouse or other Beneficiary in lieu of a Preretirement Survivor Annuity as soon as administratively practicable after his death.
If the Participant is unmarried or has waived the Preretirement Survivor Annuity in accordance with Section D, and dies before distribution of his Nonforfeitable Account Balance begins, distribution of the Participant's entire Nonforfeitable Account Balance shall be made in a single lump sum payment in cash by December 31 of the calendar year containing the fifth anniversary of the Participant's death.
If the designated Beneficiary is the Participant's surviving Spouse, the date such distributions are required to begin shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died, or (ii) December 31 of the calendar year in which the Participant would have attained age MA. If the Beneficiary is not the Participant's surviving Spouse, distribution of the entire amount payable must be completed on or before the last day of the calendar year that contains the fifth anniversary of the date of the Participant's death.
A Participant may also elect the form and timing of payment of his Nonforfeitable Account Balance to his Beneficiaries. If the Participant has not made an election concerning the manner of payment to his Beneficiary by the time of his death, the Participant's surviving Spouse or designated Beneficiary must elect the method of distribution no later than the time when distributions would be required to begin under this Section C. If the Participant has no surviving Spouse or designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire Nonforfeitable Account Balance must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.
D.    WAIVER ELECTION FOR MARRIED PARTICIPANTS. A written explanation of the Preretirement Survivor Annuity shall be provided to each married Participant to whom this subsection applies, within whichever of the following periods ends last: (i) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year in which the Participant attains age 34; (ii) a reasonable period after an Employee becomes a Participant; (iii) a reasonable period after the joint and survivor rules become applicable to the Participant; or (iv) a reasonable period after a fully subsidized Preretirement Survivor Annuity no longer satisfies the requirements for a fully subsidized benefit. A reasonable period described in clauses (H), (iii) and (iv) is the period beginning one year before and ending one year after the applicable event. If the Participant separates from Service before attaining age 35, clauses (i), (ii), (iii) and (iv) do not apply, and the written explanation shall be provided within the period beginning one year before and ending one year after the Severance from Employment. The written explanation shall describe, in a manner consistent with Treasury Regulations, the terms and conditions of the Preretirement Survivor Annuity in a manner that is comparable to the explanation of the Qualified Joint and Survivor Annuity required under this Schedule II. The Plan does not limit the number of times the Participant may revoke a waiver of the Preretirement Survivor Annuity or make a new waiver during the election period.
A Participant's waiver election of the Preretirement Survivor Annuity is not valid unless (a) the Participant makes the waiver election no earlier than the first day of the Plan Year in which he attains age 35, and (b) the Participant's Spouse (to whom the Preretirement Survivor Annuity is payable) satisfies the consent requirements described in this Schedule II, except the Spouse need not consent to the font) of benefit payable to the designated Beneficiary. The Spouse's consent to the waiver of the Preretirement Survivor Annuity is irrevocable, unless the Participant revokes the waiver election.
Notwithstanding the time of election requirement of clause (a) above, a Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election will not be valid unless the Participant receives a written explanation of the Preretirement Survivor Annuity in a manner that is comparable to the explanation required under Section B. Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Section D.
E.    For purposes of this Section E, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving Spouse if the amount becomes payable to the surviving Spouse when the child reaches the age of majority.
F.    The life expectancy multiples under Treasury Regulation Section 1.72-9 shall be used for purposes of applying this Section. The life expectancy of the Participant's surviving Spouse may be recalculated not more frequently than annually, but the life expectancy of a nonspouse designated Beneficiary may not be recalculated after the Trustee commences payment to the designated Beneficiary.

G.    The provisions of this Schedule II shall be administered in conformance with the requirements of Section 5.05 of the Plan.

SCHEDULE III
LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS
Section III.01     DOLLAR LIMITATIONS ON ELECTIVE DEFERRALS.

A.	Definitions:

(i)
"Elective Deferrals" means any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a compensation reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Section 401(k) of the Code, including Roth contributions, any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any SIMPLE IRA described in Code Section 408(p), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18), and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a compensation reduction agreement.

(ii)
"Excess Elective Deferrals" means those Elective Deferrals for a taxable year that exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, except to the extent they are distributed pursuant to subsection C below. To the extent that any Excess Elective Deferrals result from a combination of Compensation Deferral and Roth Contributions under this Plan, the Participant shall have the option of designating whether Compensation Deferral or Roth Contributions shall be first reduced to eliminate such Excess Elective Deferrals. If the Participant does not so designate, Excess Elective Deferrals shall be distributed first from Compensation Deferral Contributions.

B.
Prohibition of Deferrals in Excess of Code Section 402(g) Dollar Limitations. No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan, during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code (as adjusted for increases in the cost-of-living) in effect at the beginning of such taxable year, except to the extent Catchup Contributions are permitted to be made to the Plan, as described in Code Section 414(v), or, effective for Plan Years on or after January 1, 2006, such Elective Deferrals are made by reason of a Participant's Qualified Military Service under Code Section 414(u).

C.
Distribution of Excess Elective Deferrals. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator on or before March 15 of the following taxable year of the amount of the Excess Elective Deferrals to be assigned to the Plan. Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

D.
Determination of Income or Loss. Excess Elective Deferrals shall be adjusted for any income or loss. Such adjustments shall include any income or loss through the end of the Plan Year in which the excess arose. For corrective distributions that are made for the Plan Year beginning January 1, 2007, such adjustments shall also include any income or loss for the period from the end of the taxable year in which the excess arose up to the date of distribution (the "Gap Period"). Gap Period adjustments shall not be made for Plan Years beginning on and after January 1, 2008. For Plan Years beginning prior to January 1, 2007, Gap Period adjustments are made only in the discretion of the Plan Administrator. The income or loss allocable to Excess Elective Deferrals is the sum of (i) income or loss allocable to the Participant's Elective Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator of which is the Participant's Account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and (ii) if the distribution is to be adjusted for income or loss during the Gap Period, ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month. Alternatively, the Plan Administrator may determine the income or loss allocable to Excess Elective Deferrals under any reasonable method that does not violate the general nondiscrimination rules of Code Section 401(a)(4), is used consistently for all Participants and for all such corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.

Participants who claim Excess Elective Deferrals for the preceding taxable year must submit their claims in writing to the Plan Administrator by March 15 of the calendar year following the Plan Year in which such Excess Elective Deferrals are claimed to have been made.
Section III.02     ANNUAL ADDITIONS - DEFINITIONS. For purposes of Section III.03 of this Schedule III, the following definitions and rules of interpretation shall apply:

A.	"Annual Additions" are the sum of the following amounts credited to a Participant's Account for any Limitation Year:

(i)	Compensation Deferral Contributions, Safe Harbor Matching Contributions, Non-Safe Harbor Matching Contributions, Qualified Matching Contributions and Roth Contributions;

(ii)	Employer Contributions, Special Contributions, any contributions provided in an applicable Appendix and Qualified Non-elective Contributions, if any;

(iii)	Forfeitures, if any; and

(iv)	Excess amounts reapplied to reduce Employer contributions under Section III.03.
Except to the extent provided in Treasury Regulations, Annual Additions include any excess contributions described in Code Section 401(k), excess aggregate contributions described in Code Section 401(m), and excess deferrals described in Code Section 402(g), irrespective of whether the Plan distributes or forfeits such excess amounts. Annual Additions also include amounts allocated to an individual medical account (as defined in Code Section 415(1)(2)) included as part of a pension or annuity plan maintained by the Employer. Furthermore, Annual Additions include contributions attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Code Section 419(A)(d)(3)) under a welfare benefit fund (Code Section 419(e)) maintained by the Employer. However, Annual Additions do not include Restorative Payments allocated to a Participant's Account. "Restorative Payments" are payments made to restore some or all of the Plan's losses due to an action (or failure to act) by a Plan fiduciary that creates a reasonable risk of liability for a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan) under Title I of ERISA or under other applicable federal or state law so long as Participants who are similarly situated are treated similarly with respect to the payments. Restorative Payments include, but are not limited to payments to the Plan made pursuant to a Department of Labor order, the Department of Labor's Voluntary

Fiduciary Correction Program, or a court-approved settlement, to restore losses to the Plan on account of a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). In addition, dividends paid by an employee stock ownership plan (ESOP) and reinvested in the ESOP under Code Section 404(k)(2)(A)(iii)(II) are not Annual Additions.
An Annual Addition is credited to a Participant's Account for a Limitation Year if it is allocated to the Participant's Account under the terms of the Plan as of any date within that Limitation year. Similarly, an Annual Addition that is made pursuant to a corrective amendment that complies with the requirements of Treasury Regulations Section 1.401(a)(4)-11(g) is credited to a Participant's Account for a Limitation Year if it is allocated to the Participant's Account under the terms of the corrective amendment as of any date within that Limitation Year. However, if the allocation of an Annual Addition is dependent upon the satisfaction of a condition (such as continued employment of the occurrence of an event) that has not been satisfied by the date as of which the Annual Addition is allocated under the teens of the Plan, the Annual Addition is considered allocated as of the date the condition is satisfied.
Compensation Deferral Contributions, Matching contributions, Qualified Matching Contributions, Profit Sharing Contributions, Special Contributions provided in an applicable appendix and Qualified Non-elective Contributions, if any, are not treated as credited to a Participant's Account for a Limitation Year unless the contributions are actually made to the Plan no later than 30 days after the end of the period described in Code Section 404(a)(6) applicable to the taxable year with or within which the Limitation Year ends. If contributions are made to the Plan after the end of the period during which contributions can be made and treated as credited to a Participant's Account for a Limitation Year, allocations attributable to those contributions are treated as credited to the Participant's Account for the Limitation Year during which those contributions are made. A forfeiture is treated as an Annual Addition for the Limitation Year that contains the date as of which it is allocated to a Participant's Account as a forfeiture. If the Employer contributes an amount to a Participant's Account with respect to a prior Limitation Year and such contribution is required by reason of such Participant's rights under Code Section 414(u)(1), then such contribution is considered an Annual Addition for the Limitation Year to which the contribution relates instead of the Limitation Year in which the contribution is made.

If an amount is allocated to a Participant's Account in a Limitation Year because of an erroneous forfeiture in a prior Limitation Year or because of an erroneous failure to allocate amounts in a prior Limitation Year, the corrective allocation will not be considered an Annual Addition with respect to the Participant for the Limitation Year in which the correction occurs, but will be considered an Annual Addition for the Limitation Year to which it relates. For purposes of the foregoing sentence, if the amount so contributed in the Limitation Year takes into account actual investment gains attributable to the period subsequent to the year to which the contribution relates, the portion of the total contribution that consists of such gains is not considered an Annual Addition for any Limitation Year.

B.
"Company." Any corporation that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)) that includes Cardinal Health, Inc., or any trades or businesses (whether or not incorporated) that are under common control (as defined in Section 414(c) of the Code as modified by Section 415(h)) with Cardinal Health, Inc., or a member of an affiliated service group (as defined in Code Section 414(m)) that includes Cardinal Health, Inc., or any other entity required to be aggregated with Cardinal Health, Inc., pursuant to regulations under Section 414(o) of the Code.

C.
"Compensation." For Limitation Years on and after January 1, 2016: With respect to the Limitation Year means Compensation as defined in Section 1.08. For purposes of applying the limitations of this Schedule III, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such Limitation Year. Payments awarded by an administrative agency or court or pursuant to a bona fide agreement by the Employer to compensate an Employee for lost wages are Compensation for the Limitation Year to which the back pay relates, but only to the extent such payments represent Compensation that would otherwise be Compensation under this Section III.02(C).

If a Participant is permanently and totally disabled (as defined in Code Section 22(e)(3)), the Participant's Compensation means the Compensation the Participant would have received for the year if the Participant were paid at the rate of Compensation paid immediately before becoming permanently and totally disabled, if such Compensation is greater than the Participant's Compensation determined without regard to this paragraph. However, this paragraph applies only if the Participant is not a Highly Compensated Employee immediately before becoming disabled and contributions made with respect to amounts treated as Compensation under this paragraph are Nonforfeitable when made.

D.
"Defined Benefit Plan." A retirement plan that does not provide for individual accounts for Employer contributions. The Plan Administrator shall treat all Defined Benefit Plans (whether or not terminated) maintained by the Employer as a single plan.

E.
"Defined Contribution Plan." A retirement plan that provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants that the Plan Administrator may allocate to such Participant's account. The Plan Administrator shall treat as a Defined Contribution Plan an individual medical account (as defined in Code Section 415(1)(2)) included as part of a Defined Benefit Plan maintained by the Employer and a welfare benefit fund under Code Section 419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)). The Plan Administrator shall treat all Defined Contribution Plans (whether or not terminated) maintained by the Employer as a single plan.

F.	"Limitation Year." The Plan Year.

G.	"Maximum Permissible Amount." For a Limitation Year beginning on or after July 1, 2002, the maximum permissible amount with respect to any Participant shall be the lesser of:

(i)	$40,000 (as adjusted in accordance with Code Section 415(d)), or

(ii)	100% of the Participant's Compensation for the Limitation Year.
The Compensation limit set forth in (ii) above shall not apply to any contribution for medical benefits after Severance from Employment (within the meaning of Code Section 401(h) or Code Section 419(f)(2)), which is otherwise treated as an Annual Addition. If there is a short Limitation Year because of a change in Limitation Year, the Plan Administrator will multiply the $40,000 limitation (or larger limitation) by the following fraction: number of months in the short Limitation Year/12.

H.
"Projected Annual Benefit." The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if the plan expresses such benefit in a form other than a straight life annuity or qualified joint and survivor annuity) to which a Participant would be entitled under a Defined Benefit Plan on the assumptions that he continues employment until normal retirement age (or current age, if that is later) thereunder, that his

Compensation continues at the same rate as in effect for the Limitation Year under consideration until such age, and that all other relevant factors used to determine benefits under the Defined Benefit Plan remain constant as of the current Limitation Year for all future Limitation Years.

I.
Required Plan Aggregation. For purposes of applying the limitations of Code Section 415(b), (c) and (e) applicable to a Participant for a particular Limitation Year, all qualified Defined Benefit Plans (without regard to whether a plan has been terminated) ever maintained by the Company will be treated as one Defined Benefit Plan and all qualified Defined Contribution Plans (without regard to whether a plan has been terminated) ever maintained by the Company will be treated as part of this Plan.

Section III.03     ANNUAL ADDITION – LIMITATIONS. The amount of the Annual Addition that may be credited under this Plan to any Participant's Account as of any allocation date shall not exceed the Maximum Permissible Amount reduced by the sum of any credits of Annual Additions made to the Participant's Account under all Defined Contribution Plans as of any preceding allocation date within the Limitation Year.
If an allocation date of this Plan coincides with an allocation date of any other qualified Defined Contribution Plan maintained by the Company, the amount of the Annual Additions that may be credited under this Plan to any Participant's Account as of such date shall be an amount equal to the product of the amount to be credited under this Plan without regard to this Schedule III multiplied by the lesser of one or a fraction, the numerator of which is the amount described in this Section III.03 during the Limitation Year and the denominator of which is the amount that would otherwise be credited on this allocation date under all Defined Contribution Plans without regard to this Schedule III.
If contributions to this Plan on behalf of a Participant are to be reduced prior to their contribution to the Plan as a result of this Schedule III, such reduction shall be effected by first reducing the amount of any Compensation Deferral Contributions (along with any corresponding Non-Safe Harbor Matching Contributions) on behalf of such Participant, and then, if necessary, by reducing the Employer Contributions that would otherwise have been allocated to a Participant's Account. If, as a result of either (a) the allocation of forfeitures, or (b) a reasonable error in estimating a Participant's Compensation, or (c) a reasonable error in determining the amount of Compensation Deferral Contributions that may be made for the Participant under Code Section 415, or (d) under the limited facts and circumstances that the Commissioner of Internal Revenue finds justify the availability of the rules set forth in subsections A-D of this Section III.03, the allocation of Annual Additions under the terms of the Plan for a particular Participant would cause the limitations of Code Section 415 applicable to that Participant for the Limitation Year to be exceeded, the excess amounts shall not be deemed to be Annual Additions in that Limitation Year if they are treated as follows:

A.
The excess amounts in the Participant's Account consisting of Compensation Deferral Contributions and any gains attributable thereto shall be paid to the Participant as soon as administratively feasible. Any amount so distributed shall be disregarded for purposes of complying with the requirements of Code Section 402(g), the Actual Deferral Percentage test of Code Section 401(k)(3) and the Actual Contribution Percentage test of Code Section 401(m)(2).

B.
The excess amounts in the Participant's Account consisting of Employer Contributions, Non-Safe Harbor Matching Contributions provided in Schedule IV shall be used to reduce Employer Contributions, Matching Contributions provided in an applicable Appendix respectively for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the Limitation Year. However, if that Participant is not covered by the Plan as of the end of the Limitation Year, then the excess amounts must be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to all of the remaining Participants in the Plan. If a suspense account is in existence at any time during a particular Limitation Year, other than the first Limitation Year described in the preceding sentence, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts (subject to the limitations of Code Section 415) before any contributions that would constitute Annual Additions may be made to the Plan for that Limitation Year. Furthermore, the excess amounts must be used to reduce Employer Contributions and Matching Contributions provided in Schedule IV for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Participants in the Plan. For purposes of this subdivision, except as provided in Section III.03.A, excess amounts may not be distributed to Participants or Former Participants.

C.	In the event of termination of the Plan, the suspense account described above shall revert to the Company to the extent it may not then be allocated to any Participant's Account.

D.
Notwithstanding any other provisions in this Schedule III, the Company shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contribution were an allocation date.

E.
If a Participant's Annual Additions would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated except that Annual Additions attributable to a welfare benefit fund will be deemed to have been allocated first regardless of the actual allocation date.

The correction methods set forth in subsections A-E above are not available for Limitation Years beginning on and after January 1, 2008. For Limitation Years beginning on and after January 1, 2008, corrections for excess Annual Additions shall be made in a manner consistent with the Employee Plans Compliance Resolution System ("EPCRS") issued by the Internal Revenue Service, as in effect from time to time.
In any Plan Year in which the Plan Administrator deems it necessary to do so to meet the requirements of this Section or the Code and the Treasury Regulations thereunder, the Plan Administrator may further reduce the amount of Compensation Deferral Contributions that may be made to a Participant's Account. The rules under Code Section 415(j) shall apply as appropriate for Limitation Years that begin on or after January 1, 2008. In no event shall a Participant's benefit be double counted in the application of these aggregation rules. The limitations of this Section III.08 shall be determined and applied taking into account the aggregation rules provided herein, and the aggregation rules not otherwise provided in the Section, as incorporated by reference from Treasury Regulations Section 1.415(f)-1. However, any increase in benefits resulting from the application of such rules in effect as of a Limitation Year beginning on or after January 1, 2008, shall apply only to Participants who have completed at least one (1) Hour of Service with the Employer after December 31, 2007.

SCHEDULE IV
SPECIAL PROVISIONS FOR PRIOR MERGED PLANS

A.	Special Rules Regarding Participants in the Owen Healthcare, Inc. 401(k) Savings Plan.

(i)
A Participant employed by Cardinal Health 109, Inc. (f/k/a Owen Healthcare, Inc.) ("Owen") on June 30, 1998 shall, to the extent applicable, continue to have a separate After-tax Contribution Account and a separate Participant IRA Account under the Plan.

(ii)	A Participant employed by Owen on June 30, 1998 shall continue to be permitted to obtain in-service withdrawals from his after-tax contributions Account.

(iii)
A Participant employed by Owen on June 30, 1998 shall continue to be permitted to obtain in-service withdrawals from his Participant IRA Account in an amount equal to all or a portion of the amounts held in such Participant IRA Account.

B.
Special Rules Regarding Participants in the Packaging Coordinators, Inc. Money Purchase Pension Plan. Participants employed by Packaging Coordinators Inc. on June 30, 1998, shall continue to have the option to receive distributions from the Plan in the form of a Qualified Joint and Survivor Annuity under Schedule II with respect to their entire Account Balance held hereunder. In addition, optional payment forms under Schedule II shall also include a 100% Qualified Joint and Survivor Annuity, a 75% Qualified Joint and Survivor Annuity, or in the form of a single life annuity. A single life annuity shall continue to be the normal form of benefit payable to an unmarried Participant.

C.
Special Rules Regarding Active Employees of Medical Products and Services (f/k/a Allegiance Corporation). A Participant who (1) was employed by Allegiance Corporation prior to January 1, 2001, (2) is fully vested in his Non-Safe Harbor Matching Contributions and Employer Contributions Accounts, and (3) has at least five Years of Service, may elect to withdraw any or all of his Previous Employer Matching Contributions or amounts held in his Allegiance Profit Sharing Account (as such amounts are maintained in the recordkeeping system for the Plan) at any time.

D.	Special Rules Regarding Former Participants in the Alaris Medical Systems Retirement Investment Plan. A Participant may withdraw all or part of his interest held in the Alaris Medical Systems Retirement Investment Plan credited prior to December 31, 1997, excluding Pre-Tax Contributions, at any time. In addition to any other rules the Plan Administrator may prescribe, such withdrawals shall be limited to funds credited to such Participants' Prior Employer Contribution, Previous Employer Match and Alaris Match accounts (as such amounts are maintained in the recordkeeping system for the Plan).

E.
Special Rules Regarding Former Participants in the Viasys Healthcare Inc. Retirement and Savings Plan. A Participant employed by Viasys Healthcare Inc. ("Viasys") on July 1, 2007 and electing to rollover in kind to the Plan a loan or loans previously maintained under the Viasys Healthcare Inc. Retirement and Savings Plan (the "Viasys Plan") that conformed to the provisions of Code Section 72(p) shall be permitted to rollover such loan(s) to the Plan in kind pursuant to Section 3.13 of the Plan, notwithstanding the fact that the term of such loan(s), the total number of loans maintained by the Participant under the Viasys Plan or other provisions of the Viasys Plan relating to the maintenance of participant loans do not conform to the loan provisions currently in place under the Plan. Loans rolled into the Plan in kind from the Viasys Plan shall continue to be governed by such repayment, availability and other such provisions as were in place at the inception of such loans under the Viasys Plan. Any new loans by Participants formerly employed by Viasys shall be governed by the terms of the Plan and by the loan rules and procedures established by the Plan Administrator.

F.
Special Rules Regarding Former Participants in the Enturia, Inc. 401(k) Savings and Retirement Plan. A Participant employed by Enturia, Inc. or any of its affiliated entities (collectively, "Enturia") immediately prior to the acquisition of the assets of Enturia by the Employer and that immediately thereafter becomes an employee of an Employer, may elect to rollover in kind to the Plan one or more participant loans previously maintained under the Enturia, Inc. 401(k) Savings and Retirement Plan (the "Enturia Plan") that conform to the provisions of Code Section 72(p), notwithstanding the fact that the term of such loan(s), the total number of loans maintained by the Participant under the Enturia Plan or other provisions of the Enturia Plan relating to the maintenance of participant loans do not conform to the loan provisions currently in place under the Plan. Loans rolled into the Plan in kind from the Enturia Plan shall continue to be governed by such repayment, availability and other provisions as were in place at the inception of such loans under the Enturia Plan. Any new loans by Participants formerly employed by Enturia shall be governed by the terms of the Plan and by the loan rules and procedures established by the Plan Administrator.

G.
Special Rules Regarding Former Participants in the Syncor International Corporation Employees' Savings and Stock Ownership Plan (the "Syncor Plan"). A Participant employed by Syncor International Corporation (n/k/a Cardinal Health 414, Inc.) or any of its affiliated entities (collectively "Syncor" ) on or after December 31, 2001 and prior to August 1, 2003, shall be subject to the following vesting schedule applicable to profit sharing contributions under the Syncor Plan:

Years of Vesting Service	Vesting Percentage

Less than 1	0%
1	0%
2	20%
3	40%
4	70%
5	100%

H.
Special Rules Regarding Former Participants in the Kinray, Inc. 401(k) Plan (the "Kinray Plan"). A Participant in the Kinray Plan with an account in such plan as of December 30, 2011, when the assets of the Kinray Plan are merged with and into this Plan shall become fully vested in his account in the Kinray Plan effective as of December 30, 2011. In addition, a Participant may elect to take a distribution of up to 100% of his Non-Safe Harbor Matching Contribution Account and/or Non-Safe Harbor Non-Elective Contribution Account under the Kinray Plan at any time after the date that such account(s) are 100% vested.

I.
Special Rules Regarding Former Participants in the RGH Enterprises, Inc. 401(k) Profit Sharing Plan (the "RGH Plan"). A Participant in the RGH Plan on December 31, 2013, will be subject to the following vesting schedule(s), as applicable, with respect to amounts attributable to "matching contributions" and "nonelective contributions" under the RGH Plan, including contributions to the Plan in 2014 for amounts accrued under the RGH Plan for the 2013 Plan Year.

The following vesting schedule shall apply, with respect to both "matching contributions" and "nonelective contributions," for a Participant (i) who is not credited with an Hour of Service on or after January 1, 2014, or (ii) whose first Hour of Service on or after January 1, 2014, occurs after he has incurred a Forfeiture Break in Service:

Years of Service	Vesting Percentage

Less than 2	0%

2	40%

3	60%

4	80%

5	100%
For a Participant who is credited with an Hour of Service on or after January 1, 2014, prior to incurring a Forfeiture Break in Service, his "matching contributions" shall be 100% vested. If such Participant has at least three Years of Service as of December 31, 2013, his "nonelective contributions" shall also be 100% vested. If such Participant has two Years of Service as of December 31, 2013, his "nonelective contributions" shall be 40% vested until he attains three Years of Service, at which time his "nonelective contributions" shall be 100% vested. If such Participant has fewer than two Years of Service as of December 31, 2013, his "nonelective contributions" shall be 0% vested until he attains three Years of Service, at which time his "nonelective contributions" shall be 100% vested.
Notwithstanding Section 3.03(B), in addition to Compensation taken into account under such Section in allocating an Employer Contribution or a Special Contribution for the 2014 Plan Year, the Plan Administrator shall take into account Compensation paid to a Participant during the portion of the applicable Compensation Determination Period such Participant was a Participant in the RGH Plan.

SCHEDULE V
ADDITIONAL ESOP REQUIREMENTS

1.01.	Diversification Requirements.

(a)
Not An Applicable Defined Contribution Plan. For periods during which the Plan is not an applicable defined contribution plan within the meaning of Code Section 401(a)(35), each “qualified participant” may elect within 90 days after the close of each Plan Year in the “qualified election period” to direct in accordance with rules and procedures established by the Plan Administrator the investment of at least 25 percent of the Participant’s Account in the Plan (to the extent such portion exceeds the amount to which a prior election under this Section 1.01(a) of Schedule V applies) to one or more of at least three Investment Funds. In the case of the election year in which the Participant can make his last election, the preceding sentence shall be applied by substituting “50 percent” for “25 percent.” “Qualified participant” means any Employee who has completed at least 10 years of participation under the Plan and has attained age 55. “Qualified election period” means the six-Plan Year period beginning with the first Plan Year in which individual first became a “qualified participant”.

The Plan shall offer at least three Investment Fund options as alternatives to the Employer Common Stock Fund. Each such alternative Investment Fund shall be diversified and shall have materially different risk and return characteristics.

(b)
Applicable Defined Contribution Plan. The provisions of this Section 1.01(b) of Schedule V shall apply to any investment in Shares if such stock is publicly-traded or treated as publicly-traded under Code Section 401(a)(35). Shares that are not publicly-traded shall be treated as publicly-traded securities if the Company or any member of its controlled group (determined as provided in section 414(b) of the Code, but substituting 50 percent for 80 percent) has issued publicly-traded securities, unless neither the Company nor its parent company has issued either (i) publicly-traded securities or (ii) a special class of stock that grants particular rights to or bears particular risks for the holder or issuer with respect to any member of the controlled group. Notwithstanding any other provision of the Plan to the contrary, a Participant (or Beneficiary or alternate payee) whose Account is invested, in whole or in part, in the Employer Common Stock Fund shall be permitted to divest such investments and reinvest such Account in other Investment Funds provided under the Plan.

The Plan shall offer at least three Investment Fund options as alternatives to the Employer Common Stock Fund. Each such alternative Investment Fund shall be diversified and shall have materially different risk and return characteristics.
The Plan shall not be treated as meeting the requirements of this Section 1.01(b) of Schedule V if the Plan imposes any restrictions or conditions on investment in the Employer Common Stock Fund that do not also apply to investment in the other Investment Funds (other than any restrictions or conditions imposed by reason of the application of securities laws or as otherwise provided in applicable guidance).

1.02
Special Provisions if Shares are Not Readily Tradable on an Established Market. The following provisions apply only if the Shares are not readily tradable on an established market (within the meaning of section 409(h) of the Code).

(a)    Trustee's Right of First Refusal on Distributed Company Stock
If the Shares are not readily tradable on an established market, Shares distributed by the Trustee shall be subject to a "right of first refusal." The right of first refusal shall provide that, prior to any transfer of Shares by a Participant receiving a distribution, the Shares must first be offered for purchase in writing to the Company, and then, if refused by the Company, to the Trustee, at the Share's then fair market value. A bona fide written offer from an independent and unrelated buyer shall be deemed to be the fair market value of the Shares. The Company and the Trustee shall have fourteen (14) days to exercise their rights of first refusal on the same terms offered by an independent and unrelated buyer. In no event shall the Company or the Trustee pay less than the greater of the price offered by an unrelated party or the fair market value of the Shares determined in the most recent appraisal obtained by the Trustee. The Company may require that a Participant (or Beneficiary or alternate payee) entitled to a distribution of Shares under the Plan execute an appropriate stock transfer agreement which recognizes and includes the terms of the right of first refusal prior to receiving Shares.
Shares held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities laws and legend restrictions reflecting the right of first refusal described in this Section 1.02(a) of Schedule V. Aside from the restrictions described herein, no Shares may be subject to restrictions on transferability or call options, except to the extent that a Participant may agree to place restrictions upon any Shares that he is entitled to receive from the Trust.
The provisions of this Section 1.02(a) of Schedule V shall apply only to Shares held or distributed by the Trustee during any period when such Shares are not readily tradable on an established market and shall continue to apply even if the Plan ceases to be an employee stock ownership plan under Code Section 4975(e)(7).
(b)    Put Option on Distributed Shares
If the Shares are not readily tradable on an established market, the Company shall issue a put option to any Participant who receives a distribution of Shares from the Trust. The put option shall permit the Participant to sell distributed Shares to the Company at any time during two option periods, at the fair market value at the date of exercise of the option. The first put option period shall be a period of at least sixty (60) days beginning on the date of distribution of the Shares to the Participant. The second put option period shall be a period of at least sixty (60) days beginning after the next determination of the fair market value of the Shares by the Trustee through independent appraisal (and notice to the Participant) in the Plan Year following the distribution.
The Employer may permit the Trustee to purchase Shares tendered to the Company under a put option. The payment for Shares sold pursuant to a put option shall be made in a lump sum within 30 days of exercise of the put option or in substantially equal, annual installments over a period not exceeding five (5) years, with interest payable at a reasonable rate on any unpaid installment balance and with the provision of adequate security for the installment payments. Installment payments made pursuant to the preceding sentence shall commence within 30 days of exercise of the put option.
For the purposes of this Section 1.02(b) of Schedule V, fair market value shall mean the value of the Shares as determined by independent appraisal on the Valuation Date preceding or coinciding with the date of exercise of the put option.
The Employer or the Trustee may offer to purchase any Shares (which are not sold pursuant to a put option) from any Former Participant at any time.
The provisions of this Section 1.02(b) of Schedule V shall apply only to Shares held or distributed by the Trustee during any period when the

Shares are not readily tradable on an established market and shall continue to apply even if the Plan ceases to be an employee stock ownership plan under Code Section 4975(e)(7).

1.03
Independent Appraiser. If the Shares are not readily tradable on an established securities market, all valuations of the Shares shall be made by an independent appraiser meeting the requirements similar to the requirements of the regulations under Code Section 170(a)(1).

1.04
No Purchase Obligation. The Plan shall not obligate itself to acquire Shares from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the holder.

1.05	Transaction Valuation Date. The valuation date for any transaction between the Plan and a disqualified person (within the meaning of Code Section 4975) shall be the date of the transaction.